SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
LODGIAN, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LODGIAN, INC.
3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
March 16, 2006
To Our Stockholders:
      On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Stockholders Meeting to be held on Thursday, April 27, 2006, at 10:00 a.m., Eastern Time, at the Georgia Society of CPAs, Atlanta Financial Center, North Tower, Suite 400, 3353 Peachtree Road, N.E., Atlanta, Georgia 30326.
      The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. Also included in the mailing is a copy of our 2005 Annual Report to Stockholders.
      In addition to the specific matters to be acted upon, there will be a report on the progress of the company and an opportunity for questions of general interest to the stockholders.

Sincerely yours,

Edward J. Rohling
President and Chief Executive Officer

LODGIAN, INC.
3445 Peachtree Road, N.E., Suite 700
Atlanta, Georgia 30326
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2006
To Our Stockholders:
      Notice is hereby given that the annual meeting of stockholders of Lodgian, Inc. (the “Company”) will be held at 10:00 a.m., Eastern Time, on Thursday, April 27, 2006, at the Georgia Society of CPAs, Atlanta Financial Center, North Tower, Suite 400, 3353 Peachtree Road, N.E., Atlanta, Georgia 30326, for the following purposes:

1. To elect eight directors to serve until the 2007 annual meeting of stockholders or until their successors are elected and qualified;

2. To approve the adoption of the Lodgian, Inc. Executive Incentive Plan;

3. To ratify the appointment of Deloitte & Touche LLP as our independent public auditors; and

4. To consider and act upon such other business as may properly come before the annual meeting.
      The board of directors has fixed the close of business on March 10, 2006 as the record date for the determination of stockholders entitled to notice of and to vote on any matters which may properly come before the annual meeting.
      All stockholders are cordially invited to attend the annual meeting in person. Even if you plan to attend the annual meeting, you are requested to vote, sign, date and return the accompanying proxy as soon as possible. If you are planning to attend the annual meeting, please notify the corporate secretary.

By order of the Board of Directors,

Daniel E. Ellis
Senior Vice President, General
Counsel and Secretary
March 16, 2006
Atlanta, Georgia
IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PRE-PAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

      References in this proxy statement to “Lodgian,” “we,” “us,” “our” and “our company” refer to Lodgian, Inc. and, unless the context otherwise requires or otherwise as expressly stated, our subsidiaries.

i

LODGIAN, INC.
3445 Peachtree Road, N.E., Suite 700
Atlanta, Georgia 30326
PROXY STATEMENT
      Our board of directors is soliciting your proxy in connection with our 2006 annual meeting of stockholders, which will be held on Thursday, April 27, 2006, commencing at 10:00 a.m., Eastern Time, at the Georgia Society of CPAs, Atlanta Financial Center, North Tower, Suite 400, 3353 Peachtree Road, N.E., Atlanta, Georgia 30326, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the annual meeting in person. This proxy statement and the accompanying proxy card are being mailed to the holders of our common stock on or about March 17, 2006.
ABOUT THE MEETING
Why am I receiving this proxy statement and proxy card?
      You are receiving a proxy statement and proxy card because you own shares of common stock of Lodgian, Inc. This proxy statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on the proposals so that you can make an informed decision.
      When you sign the proxy card, you appoint Edward J. Rohling and Daniel E. Ellis as your proxies to vote your shares of common stock at the annual meeting and at all adjournments or postponements of the meeting. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given. Other than the proposals described in this proxy statement, we do not know of any other matters that will be considered at the annual meeting. However, in the event that any other business properly comes before the annual meeting, the proxies will vote all shares represented by properly executed proxy cards in their discretion.
What am I voting on?
      You are being asked to vote on the following proposals:

Proposal 1:	To elect eight directors to serve until the 2007 annual meeting of stockholders or until their successors are elected and qualified;

Proposal 2:	To approve the adoption of the Lodgian, Inc. Executive Incentive Plan; and

Proposal 3:	To ratify the appointment of Deloitte & Touche, LLP as our independent auditors.
Who is entitled to vote?
      Our board of directors has fixed the close of business on March 10, 2006, as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting. As of the record date of March 10, 2006, there were [24,544,462] shares of our common stock issued and outstanding that were held by approximately [1,284] stockholders of record. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.
How many shares must be represented to have a quorum?
      The holders of a majority of the total shares of our common stock outstanding on the record date, whether present at the annual meeting in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. The shares held by each stockholder who signs and returns the enclosed form of proxy card will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the stockholder abstains on all matters or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.
How many votes are required to approve the proposals?
      With regard to the election of directors (Proposal 1), the eight nominees receiving the highest number of common stock votes cast at the annual meeting will be elected, regardless of whether that number represents a majority of the votes cast. The affirmative vote of a majority of the total number of shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is needed to approve the adoption of the Lodgian, Inc. Executive Incentive Plan (Proposal 2) and the ratification of independent auditors (Proposal 3).
      With respect to the election of directors (Proposal 1), you have the opportunity to vote FOR any or all of the director nominees or WITHHOLD your vote as to any or all of the nominees. Because directors are elected by a plurality of the votes cast, a WITHHELD vote will have no impact on the election of directors. With respect to the other proposals, you have the opportunity to vote FOR, AGAINST or ABSTAIN. Abstentions and broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. As a result, abstentions and broker non-votes will have the following effects on the outcome of each of the proposals to be considered at the annual meeting:

•	With respect to Proposal 1, broker non-votes will have no impact on the outcome of the vote; and

•	With respect to Proposals 2 and 3, abstentions and broker non-votes will have the same effect as a vote AGAINST the proposals.
What if I return my proxy card but do not provide voting instructions?
      If you sign and return your proxy card, but do not include instructions, your proxy will be voted FOR the election of each nominee for director identified in Proposal 1 and FOR Proposals 2 and 3. Additionally, your proxy will be voted in the discretion of the proxies with respect to any other business that properly comes before the meeting.
What does it mean if I receive more than one proxy card?
      It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.
What if I change my mind after I return my proxy?
      You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending written notice to our corporate secretary at 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326;

•	Signing another proxy with a later date; or

•	Voting in person at the meeting.
      Attendance at the annual meeting will not, in itself, constitute revocation of a proxy.
Will my shares be voted if I do not sign and return my proxy card?
      If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain “routine” matters, such as the election of directors

(Proposal 1) and ratification of the appointment of independent auditors (Proposal 3), but not the approval of the adoption of the Lodgian, Inc. Executive Incentive Plan (Proposal 2). Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers’ shares on routine matters without having received voting instructions, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.
What happens if the annual meeting is postponed or adjourned?
      If the annual meeting is postponed or adjourned for any reason, including to permit the further solicitation of proxies, at any subsequent reconvening of the meeting all proxies will be voted in the same manner as they would have been voted at the original annual meeting. However, as described above, you may revoke your proxy and change your vote at any time before the reconvened meeting.
How do I vote?
      You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and self-addressed envelope.
      By Telephone and Internet Proxy. All shareowners of record also can vote by touchtone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or through the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.
      You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.
FORWARD-LOOKING STATEMENTS
      This proxy statement contains forward-looking statements. These statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates,” “projects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and the impact of those events on our business, financial condition, results of operations, cash flow, liquidity and prospects and are subject to many risks and uncertainties, including, among other things:

•	Dependence on business and leisure travelers, who have been and continue to be affected by threats of terrorism, or other outbreaks of hostilities, and new laws to counter terrorism which result to some degree in a reduction of foreign travelers visiting the U.S.;

•	Cyclical overbuilding in the lodging industry;

•	Varying levels of demand for rooms and related services;

•	Competition from other hotels, motels and recreational properties, some of which may be owned or operated by companies having greater marketing and financial resources than we have;

•	Effects of economic and market conditions;

•	Decreases in air travel;

•	Fluctuations in operating costs;

•	Changes in governmental laws and regulations that influence or determine wages or require remedial expenditures;

•	Natural disasters, including, but not limited to hurricanes;

•	Changes in interest rates and in the availability, cost and terms of credit; and

•	The perception of the lodging industry and lodging companies in the debt and equity markets.
      Any of these risks and uncertainties could cause actual results to differ materially from historical results or those anticipated. Although we believe the expectations reflected in these forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained and caution you not to place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current or future events or circumstances or their impact on our business, financial condition, results of operations, cash flow, liquidity and prospects.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding ownership of our common stock as of February 27, 2006, by (i) each person known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) each of the members or nominees of the board of directors, (iii) each of the executive officers named in the summary compensation table, and (iv) all directors and executive officers as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

	Common Stock Beneficially Owned

	Number of	Percentage of
Name	Shares(1)	Class(1)

Hotchkis and Wiley Capital Management, LLC(2)	2,930,309	11.9%

Oaktree Capital Management, LLC(3)	2,817,577	11.4%

Key Colony Fund LP(4)	2,837,700	11.5%

Donald Smith & Co., Inc.(5)	2,453,748	9.9%

Teachers Insurance and Annuity Association of America(6)	1,920,505	7.8%

BRE/ HY Funding LLC(7)	1,326,909	5.4%

Alex R. Lieblong(4)	2,837,700	11.5%

Daniel E. Ellis(10)	20,025	*

Edward J. Rohling(13)	75,037	*

Kenneth A. Caplan	1,326,909	5.4%

Kevin C. McTavish(12)	17,007	*

Linda Borchert Philp	—	*

Russel S. Bernard	—	*

Samuel J. Davis(9)	10,305	*

Sean F. Armstrong	—	*

Dr. Sheryl E. Kimes	—	*

Stephen P. Grathwohl(11)	3,332	*

Stewart J. Brown(8)	7,132	*

W. Thomas Parrington	—	*

All directors, nominees and executive officers as a group (13 persons)*(14)	4,297,447	17.4%

*	Less than one percent.

(1)	Ownership percentages are based on 24,717,203 shares of common stock outstanding as of February 27, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to such shares and includes any security that such person or persons have or have the right to acquire within 60 days.

(2)	The business address for Hotchkis and Wiley Capital Management, LLC is 725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017-5439.

(3)	The shares of common stock include 2,512,726 shares owned by OCM Real Estate Opportunities Fund II, L.P. (“OCM Fund II”), 267,855 shares owned by OCM Real Estate Opportunities Fund III, L.P. (“OCM Fund III”), 8,283 shares owned by OCM Real Estate Opportunities Fund IIIA, L.P. (“OCM Fund IIIA”) and 28,713 shares owned by a third party separate account (the “Account”). Oaktree is (x) the general partner of OCM Fund II, (y) the managing member of OCM Real Estate Opportunities Fund III GP, LLC, which is the general partner of OCM Fund III and OCM Fund IIIA, and (z) the investment manager for the Account. Accordingly,

Oaktree may be deemed to beneficially own the shares of common stock owned by OCM Fund II, OCM Fund III, OCM Fund IIIA and the Account. Oaktree disclaims any such beneficial ownership. Russel S. Bernard and Sean F. Armstrong, members of our Board of Directors, were formerly employed by Oaktree. Mr. Bernard resigned as a principal of Oaktree in December 2005, and Mr. Armstrong resigned as a managing director of Oaktree in January 2006. Oaktree’s business address is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(4)	The shares of common stock include 2,829,200 shares owned by Key Colony Fund, LP and 8,500 shares owned by Lieblong & Associates, Inc. Key Colony Management, LLC, Lieblong & Associates, Inc. and Alex R. Lieblong are affiliated with Key Colony Fund, LP but disclaim beneficial ownership of any shares not directly owned. The business address for Key Colony Fund, LP is 10825 Financial Centre Parkway, Suite 1000, Little Rock, AR 72211.

(5)	Donald Smith & Co., Inc.’s business address is 152 W. 57th Street, 22nd Floor, New York, NY 10019.

(6)	Teachers Insurance and Annuity Association of America (“TIAA”) holds 1,266,660 shares of common stock for the benefit of TIAA Real Estate Account, a separate account of TIAA. In addition, TIAA, as the parent of two registered investment advisers, may be deemed to have indirect voting or investment discretion over 653,845 shares of common stock that are beneficially owned by four registered investment companies — College Retirement Equities Fund (“CREF”), TIAA-CREF Institutional Mutual Funds (“Institutional Funds”), TIAA-CREF Mutual Funds (“Mutual Funds”) and TIAA-CREF Life Funds (“Life Funds”), as well as the TIAA-CREF Asset Management Commingled Funds Trust I (“TCAM Funds”) — whose investment advisers are TIAA-CREF Investment Management, LLC (in the case of CREF) and Teachers Advisors, Inc. (in the case of Institutional Funds, Mutual Funds, Life Funds and TCAM Funds), both of which are wholly owned subsidiaries of TIAA. The business address for TIAA is 730 Third Avenue, New York, NY 10017.

(7)	BRE/HY’s business address is 345 Park Avenue, 31st Floor, New York, NY 10154. Kenneth A. Caplan, a managing director of The Blackstone Group (“Blackstone”), an affiliate of BRE/HY, may be deemed to be a beneficial owner of securities owned by BRE/HY. Mr. Caplan disclaims any such beneficial ownership. On February 28, 2006, Mr. Caplan notified the Company that he will not stand for re-election at the Company’s annual meeting, which is scheduled for April 27, 2006.

(8)	This number includes 3,332 shares of common stock subject to exercisable options held by Mr. Brown. This number excludes 8,334 shares of common stock subject to options held by Mr. Brown that are not exercisable within 60 days. Mr. Brown’s business address is c/o Booz Allen Hamilton, 8251 Greensboro Drive, McLean, VA 22102.

(9)	This number includes 9,999 shares subject to exercisable options held by Mr. Davis. This number excludes 25,001 shares subject to options held by Mr. Davis that are not exercisable within 60 days. Mr. Davis’ business address is c/o Lodgian, Inc., 3445 Peachtree Rd., N.E., Suite 700, Atlanta, GA 30326.

(10)	This number includes 4 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $54.87 per share, 13 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $76.32 per share and 17,499 shares subject to exercisable options held by Mr. Ellis. This number excludes 45,834 shares subject to options held by Mr. Ellis that are not exercisable within 60 days. Mr. Ellis’s business address is c/o Lodgian, Inc., 3445 Peachtree Road, N.E., Suite 700, Atlanta, GA 30326.

(11)	This number includes 3,332 shares subject to exercisable options held by Mr. Grathwohl. This number excludes 8,334 shares subject to options held by Mr. Grathwohl that are not exercisable within 60 days. Mr. Grathwohl’s business address is c/o Burr Street Equities, LLC, 1178 Burr Street, Fairfield, CT 06824.

(12)	This number includes 3,332 shares of common stock subject to exercisable options held by Mr. McTavish and 13,675 shares held by Mr. McTavish and other members of his family. This number excludes 8,334 shares of common stock subject to options held by Mr. McTavish that are not exercisable within 60 days. Mr. McTavish’s business address is c/o Summit Capital, LLC, 5400 LBJ Freeway, Suite 1470, Dallas, TX 75240.

(13)	This number includes 8 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $54.87 per share and 27 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $76.32. It also includes 75,000 shares of restricted stock issued to Mr. Rohling on July 15, 2005. Half of the restricted shares will vest on July 15, 2006 and the remaining half will west on July 15, 2007. Mr. Rohling’s business address is c/o Lodgian, Inc., 3445 Peachtree Road, N.E., Suite 700, Atlanta, GA 30326.

(14)	This number includes 12 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $54.87 per share, 40 shares of common stock issuable upon exercise of outstanding warrants with an exercise price of $76.32 per share, and 34,162 shares of common stock subject to exercisable options. This number excludes 95,837 shares of common stock subject to options that are not exercisable within 60 days.
PROPOSAL 1
ELECTION OF DIRECTORS
      Our bylaws provide that our board of directors will consist of not less than six members, the exact number to be determined by resolution adopted by the affirmative vote of a majority of all directors of Lodgian. The number of directors is currently set at nine. However, Mr. Caplan will not be standing for re-election. Directors are elected for a one-year term and hold office until the next annual meeting of stockholders and until their successors are appointed. The directors are elected by plurality vote which means that the eight director nominees receiving the highest number of affirmative votes at the annual meeting shall be elected to the board of directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.
      Sean F. Armstrong, Russel S. Bernard, Stewart J. Brown, Kenneth A. Caplan, Stephen P. Grathwohl, Kevin C. McTavish, Dr. Sheryl E. Kimes, Edward J. Rohling and Alex R. Lieblong, directors whose terms expire at the 2006 annual meeting, were nominated for election to the board of directors to hold office until the 2007 annual meeting of stockholders or until a successor has been duly elected and qualified. However, on February 28, 2006, Mr. Caplan notified the Company that he will not stand for re-election at the upcoming annual meeting. The remaining nominees presently are directors of Lodgian and have consented to be named as nominees and to serve as directors if elected. Should a nominee be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the board of directors may recommend. Management does not anticipate that such an event will occur.
      The board of directors recommends a vote FOR each named nominee.

Information About the Nominees, Directors and Executive Officers
      The table below sets forth the names and ages of each of the eight nominees for election as directors and our other executive officers, as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth after the table.

Name	Age	Position

Directors whose terms expire in 2006:

Sean F. Armstrong(1)(3)	43	Director

Russel S. Bernard	48	Director and Chairman of the Board

Stewart J. Brown(2)	58	Director

Stephen P. Grathwohl(2)	58	Director

Dr. Sheryl E. Kimes	51	Director

Alex R. Lieblong	55	Director

Kevin C. McTavish(1)(2)(3)	48	Director

Edward J. Rohling	51	Director, President and Chief Executive Officer

Other Executive Officers:

Samuel Davis	46	Senior Vice President of Construction and Development

Daniel E. Ellis	37	Senior Vice President, General Counsel and Secretary

James A. MacLennan	46	Executive Vice President and Chief Financial Officer*

Linda Borchert Philp	43	Executive Vice President and Chief Financial
		Officer

   * Effective upon resignation of Linda Borchert Philp.

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating Committee
      Sean F. Armstrong, 43, has been a director of Lodgian since our emergence from Chapter 11 bankruptcy on November 25, 2002. Currently, Mr. Armstrong is a partner with Westport Capital Partners LLC, an institutional investment management firm investing in opportunistic real estate situations. Prior to January 2006, he was a managing director of Oaktree Capital Management, LLC in its Real Estate Group, with which he was associated since 1995. While at Oaktree, Mr. Armstrong was involved in numerous transactions, involving hospitality, residential, office and retail properties. He has been involved in numerous property and company restructurings, including Lodgian. Prior to joining Oaktree, Mr. Armstrong was a vice president of Trust Company of the West.
      Russel S. Bernard, 48, has been a director and chairman of the board of directors of Lodgian since our emergence from Chapter 11 bankruptcy on November 25, 2002. Currently, Mr. Bernard is a partner with Westport Capital Partners LLC, an institutional investment management firm investing in opportunistic real estate situations. Prior to December 2005, he was a principal of Oaktree, with which he was associated since 1995, and was the portfolio manager of Oaktree’s real estate and mortgage funds. Prior to joining Oaktree, Mr. Bernard was a managing director of Trust Company of the West.
      Stewart J. Brown, 58, has been a director of Lodgian and member of the audit committee since our emergence from Chapter 11 bankruptcy on November 25, 2002. Since December 2002, he has been serving as a senior consultant with Booz Allen Hamilton. He was recalled to active duty as a Colonel in the United States Army on September 11, 2001 and served as Chief of the Crisis Action Team in the

Army Operation Center at the Pentagon until he joined Booz Allen Hamilton in December 2002. COL Brown was commissioned in 1970 in the US Army Reserve and served in a variety of command and staff positions including as Director of Training and Education for the Army’s Strategic Management System. In his civilian life, Mr. Brown was involved in the commercial real estate business as a lender, portfolio manager, remedial real estate specialist, and consultant. Mr. Brown has extensive experience in strategic and tactical planning, operational implementation, crisis management and turnaround situations.
      Stephen P. Grathwohl, 58, has been a director of Lodgian since our emergence from Chapter 11 bankruptcy on November 25, 2002. Mr. Grathwohl is also chairman of the Audit Committee of our board of directors. Mr. Grathwohl has been a principal of Burr Street Equities, LLC, a boutique real estate advisory company, since 1997 and is a director and a member of the Audit Committee of ShoreBank, a commercial bank chartered by the State of Illinois and headquartered in Chicago, Illinois. He also is a director of ShoreBank Development Corporation, a Chicago based real estate development and management company, and ShoreBank Advisory Services, an international financial research and consulting company, each an affiliate of ShoreBank.
      Sheryl E. Kimes, 51, has been a director of Lodgian since September 1, 2004. Dr. Kimes is the interim dean and a professor of operations management at Cornell University’s School of Hotel Administration. Dr. Kimes has provided yield-management consulting and training for a wide range of national and international hospitality concerns, including Starwood Asia-Pacific, Starwood Europe, Troon Golf, and Chevy’s FreshMex restaurants. Dr. Kimes has published over 40 journal articles, and serves on the editorial board of a number of highly respected industry publications, including the prestigious Cornell Hotel and Restaurant Administration Quarterly. She is an author/co-author of over 50 national and international conference papers and has been an invited speaker at international conferences. She was awarded the LaQuinta Research Fellowship, and has received 15 university research grants. Prior to her entering academia, Dr. Kimes worked as an energy coordinator and consultant and conducted seminars on energy conservation across the U.S. Dr. Kimes is a member of the International Federation of Operations Research and Management Science, Decision Sciences and the Beta Gamma Honorary Scholastic Administration.
      Alex R. Lieblong, 55, began his investment career in 1977. In November 1998, Mr. Lieblong founded Key Colony Fund, a hedge fund, and is also a Principal of Lieblong & Associates, a financial advisory firm and broker/dealer, which he formed in 1997. Prior to starting Lieblong & Associates, Mr. Lieblong was a Vice President and Branch Manager of the Little Rock, Arkansas office for Paine Webber for over nine years. Prior to joining Paine Webber, Mr. Lieblong worked in investment advisory roles for Merrill Lynch and E.F. Hutton for five years. Mr. Lieblong is on the Board of Directors of Deltic Timber (NYSE-DEL), Home Bancshares, a private bank with operations in Arkansas and Florida, and Ballard Petroleum, a private company in the energy industry.
      Kevin C. McTavish, 48, has been a director of Lodgian since our emergence from Chapter 11 bankruptcy on November 25, 2002. Mr. McTavish is also chairman of the Compensation and Nominating Committees of our board of directors. He is also a member of the Audit Committee. Mr. McTavish is a Principal of Summit Capital, LLC, a real estate investment firm based in Dallas, Texas. From 1995 to 2003, he was a Principal at Colony Capital, LLC, an opportunistic real estate firm, where he sourced domestic and international investment opportunities. Additionally, he was Chief Operating Officer of Colony Advisors, the related asset management company to Colony Capital, from 1996 until 1998. In this capacity he was responsible for managing a 50 person asset management group and over $5 billion of real estate assets. He was a member of Colony Capital’s Investment Committee and Major Asset Review Committee. Prior to joining Colony Capital, Mr. McTavish worked with the Robert M. Bass Group in Fort Worth, Texas. There, he was a founder of Brazos Asset Management, LP (since renamed Lone Star Opportunity Fund) which purchased, managed and sold over $3 billion of real estate assets during his five years with the firm. He is a member of the Pension Real Estate Association, the Urban Land Institute and the Samuel Zell Real Estate Center at the Wharton Business School.

      Edward J. Rohling, 51, was appointed president of Lodgian in July 2005 and subsequently appointed president and chief executive officer in September 2005, at which time he was appointed to the board of directors. Prior to joining Lodgian, Mr. Rohling was the founder and principal of The Rohling Company, Hotel Equity Advisors, which provided acquisition, disposition, consulting and asset management services for more than 100 American and European hotels. Founded in 1998, the firm also served as an advisor to a number of highly regarded hotel industry financial sponsors, including Blackstone Real Estate Acquisitions LLC and Apollo Real Estate Advisors. Previously, Mr. Rohling was a general partner of Harvey Hotels, a predecessor of Bristol Hotels & Resorts, and one of the founders of Bristol Hotels, a New York Stock Exchange-listed company. Prior to Bristol Hotels, Mr. Rohling spent five years with the Marriott Corporation. Mr. Rohling is the past president and chairman of the Hotel Association of Greater Dallas. Mr. Rohling holds a bachelor’s degree from the University of Illinois at Chicago.
Executive Officers
      Samuel Davis, 46, was appointed senior vice president of construction and development on November 13, 2001. His tenure with the Company commenced on December 11, 1998 as vice president of construction and development. Mr. Davis served as vice president of design and construction with a predecessor of the company, Impac Hotel Group, LLC from 1982 to December 1998. Prior to that he was with the United States Navy where he served as an engineer.
      Daniel E. Ellis, 37, joined Lodgian in 1999 and was promoted to Senior Vice President, General Counsel & Secretary in 2002. Between 1995 and 1997, Mr. Ellis served as an Assistant District Attorney for the State of Georgia and as an attorney in private practice between 1997 and 1999. Mr. Ellis holds a law degree from the University of Mississippi and a Masters of Business Administration from Mercer University.
      Linda Borchert Philp, 43, was appointed executive vice president chief financial officer of Lodgian on January 31, 2005 and vice president and chief accounting officer in November 2003. She joined Lodgian in May 2002 as vice president and treasurer. Ms. Philp was a consultant for Lodgian from October 2001 to May 2002. From 1987 to 2001, Ms. Philp worked for consumer product companies PepsiCo, Kraft, Pizza Hut and Campbell Soup in finance, marketing, logistics and strategic planning roles. Ms. Philp is a Certified Public Accountant. In addition to her undergraduate degree, Ms. Philp holds a Masters in Business Administration from the University of Wisconsin, Madison. Ms. Philp resigned as an employee of Lodgian effective December 16, 2005, but she continued as the Company’s executive vice president and chief financial officer on a consulting basis after that date. Ms. Philp is expected to resign her position on or about March 15, 2006, after the Company files its Form 10-K for the year ended December 31, 2005.
Director Compensation
      We pay the non-employee members of the board of directors a quarterly retainer of $6,000, as well as fees of $1,500 per board meeting, $1,000 per board committee meeting, and $500 per telephonic board or board committee meeting. We also reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any of its committees. Directors who are employees do not receive any compensation for services performed in their capacity as directors. On May 9, 2005, we granted options to purchase 5,000 shares of common stock to each of the members of the Audit Committee of the board of directors as well as to Dr. Kimes. The options vest in three (3) equal annual installments beginning on May 9, 2006.
Board of Directors and Committees
      Our board of directors currently consists of nine directors, eight of whom are “independent” as defined under the corporate governance rules of AMEX. However, Mr. Caplan is not seeking re-election to the board of directors. Therefore, after the annual meeting of shareholders, the board will consist of eight members.

      The board of directors held twelve meetings and took action five times by unanimous consent during the fiscal year ended December 31, 2005. Each of the incumbent directors attended at least 75% of the aggregate number of meetings of the board and of the committees on which he or she served, except for Dr. Kimes who attended five of the twelve meetings, and except for Mr. Lieblong, who was not a member of the board of directors until 2006. Because we schedule our spring meeting of the board of directors in conjunction with the annual meeting of stockholders, directors normally attend each annual meeting. The 2005 annual meeting was attended by all of the eight directors then serving, except for Mr. Armstrong.
      In compliance with the AMEX corporate governance rules, the independent members of the board of directors will at least annually schedule an executive session without the non-independent directors or management. In 2005, the board of directors held two such meetings.
      During 2005, the board of directors maintained four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee. Effective January 31, 2006, the board of directors voted to dissolve the Executive Committee, which did not meet during 2005.
      Audit Committee. The Audit Committee consists of Stephen P. Grathwohl (Chairman), Stewart J. Brown and Kevin C. McTavish. The committee officially met four times during fiscal 2005 and participated in excess of thirty telephonic conferences with management throughout the year. The Audit Committee is responsible, under its written charter, for:

•	Engaging independent auditors to audit our financial statements and perform other services related to the audit, including determining the compensation to be paid to such independent auditors;

•	Reviewing the scope and results of the audit with the independent auditors;

•	Preapproving all non-audit services provided to Lodgian by the independent auditors;

•	Periodically assessing the independence of Lodgian’s auditors;

•	Reviewing and discussing with management and the independent auditors quarterly and annual financial statements, audit results and reports;

•	Establishing guidelines for our internal audit function and periodically reviewing the adequacy of our internal controls;

•	Establishing clear policies for Lodgian to follow in hiring employees or former employees of the independent auditors;

•	Reviewing and periodically updating our Policy on Business Ethics;

•	Considering changes in accounting practices;

•	Reviewing any correspondence, report, complaint or concern that raises issues regarding our financial statements or accounting policies and establishing procedures for (1) the receipt, retention and treatment of such complaints, and (2) the confidential, anonymous submission by employees of such concerns, and

•	Reviewing and reassessing the adequacy of the Audit Committee Charter on an annual basis.
      The board of directors has determined that the Audit Committee Chairman, Mr. Grathwohl, qualifies as an “audit committee financial expert” and that all members of the Audit Committee are “independent” under the AMEX corporate governance rules and applicable law. The Audit Committee Charter is posted in the Investor Relations section of our website, www.lodgian.com.
      Compensation Committee. The Compensation Committee consists of Kevin C. McTavish, Chairman, Kenneth A. Caplan, and Sean F. Armstrong. It met two times and took action nine times by unanimous consent during fiscal year 2005. The principal functions of the Compensation Committee are to approve or, in some cases, to recommend to the board of directors, remuneration arrangements and compensation plans involving our directors and executive officers, review bonus criteria and bonus recommendations, review compensation of directors and administer our 2002 Amended and Restated Stock Incentive Plan of Lodgian, Inc. (the “Stock Incentive Plan”). The board of directors has determined that all members of the Compensation Committee are “independent” under the AMEX corporate governance rules. The Compensation Committee has a written charter that is posted in the Investor Relations section of our website, www.lodgian.com.
      Nominating Committee. The Nominating Committee consists of Kevin C. McTavish, Chairman, Sean F. Armstrong and Kenneth A. Caplan. The board of directors has determined that all members of the Nominating Committee are “independent” under the AMEX corporate governance rules. The Nominating Committee is responsible for assisting the board of directors in identifying, screening and recommending qualified candidates to serve as directors. The Nominating Committee has a written charter that is posted in the Investor Relations section of our website, www.lodgian.com. The Nominating Committee did not meet in 2005, as the full board of directors nominated the director slate to stand for election at the 2005 annual meeting.
      Executive Committee. Prior to its dissolution in January 2006, the board of directors maintained an Executive Committee, on which Sean F. Armstrong (Chairman), Kenneth A. Caplan and Stephen P. Grathwohl served. Prior to its dissolution, the Executive Committee had the right to exercise all of the powers of the full board of directors in our management and affairs, other than with respect to any of the following matters: (1) approving or adopting, or recommending to the stockholders, any action expressly required by Delaware law to be submitted to the stockholders; (2) adopting, amending or repealing our certificate of incorporation or any bylaws; or (3) exercising any right or power expressly reserved for another committee of the board of directors. The Executive Committee did not meet in 2005.
Code of Ethics
      Our board of directors has adopted a code of ethics entitled “Lodgian’s Policy on Business Ethics” that is applicable to all of our executive officers and employees. We have posted the policy in the Investor Relations section of our website, at www.lodgian.com.
Director Nominations
      The Nominating Committee of the board of directors is responsible under its charter for identifying qualified candidates for election to the board prior to each annual meeting of the stockholders. In addition, stockholders who wish to recommend a candidate for election to the board may submit such recommendation to the secretary of Lodgian. Any recommendation must include the name, age, business address, residence address, principal occupation, number of shares of capital stock owned, and other pertinent information on each proposed candidate and must be received in writing by February 26, 2007 for consideration by the Nominating Committee for the 2007 annual meeting.
      Although the Nominating Committee is willing to consider candidates recommended by stockholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by security holders. The Nominating Committee believes that a formal policy is not necessary or appropriate both because of the small size of the board and because for the past several years, we have not had any recommendations by stockholders for nominations to the board.
      The Nominating Committee has not prescribed any specific minimum qualifications that must be met by a candidate for election to the board of directors in order to be considered for nomination by the committee. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate’s qualities, experience, background, skills and other qualifications, as well as any other factors that the candidate may be able to bring to the board. The process is the same whether the candidate is recommended by a stockholder, another director, management or otherwise. We have not paid fees to any third party for the identification or evaluation of candidates.

Communication with Directors
      We have established procedures for stockholders or other interested parties to communicate directly with the board of directors. Such parties can contact the board by email at: directors@lodgian.com or by mail at: Lodgian Board of Directors, 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326. All communications made by these means will be received directly by the Chairman of the Audit Committee and by our general counsel.
EXECUTIVE COMPENSATION
      The following table sets forth certain summary information concerning compensation paid to or earned by, for the three years ended December 31, 2005, each person who served as our chief executive officer during 2005 and each of our executive officers other than the chief executive officer during 2005.
Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards

						Securities
				Other Annual	Restricted	Underlying	All Other
	Year	Salary	Bonus	Compensation	Stock Awards	Options/SARs	Compensation

Edward J. Rohling(1)	2005	$243,269	$794,000	$118,029	$783,000	—	—
President and	2004	—	—	—	—	—	—
Chief Executive Officer	2003	—	—	—	—	—	—

W. Thomas Parrington(2)	2005	510,000	—	2,489	—	—	$190,000
President and	2004	675,000	—	2,304	—	—	—
Chief Executive Officer	2003	341,154	175,000	14,183	625,000	33,333	—

Linda Borchert Philp(3)	2005	216,613	—	165	—	57,500	169,125
Executive Vice President and	2004	176,734	45,000	106	—	15,000	—
Chief Financial Officer	2003	137,582	—	98	—	2,500	—

Daniel E. Ellis(4)	2005	190,000	40,000	123	50,000	27,500	—
Senior Vice President	2004	177,946	50,000	87	—	27,500	—
General Counsel and Secretary	2003	149,360	—	81	—	8,333	—

Sam Davis	2005	147,499	—	162	—	15,000	—
Senior Vice President	2004	139,254	35,000	150	—	15,000	—
Construction and Development	2003	130,333	—	92	—	5,000	—

(1)	Mr. Rohling joined the Company on July 15, 2005 as president and was also named chief executive officer on September 8, 2005 when Mr. Parrington resigned. Pursuant to the employment agreement we entered into with Mr. Rohling in July 2005, we awarded Mr. Rohling a signing bonus in the form of (1) $594,000 in cash payable on July 15, 2005 and (2) 75,000 restricted shares of the Company’s common stock. The restricted stock shares vest in two equal installments on July 15, 2006 and July 15, 2007. The value of these restricted shares as of December 31, 2005, was $804,750. Mr. Rohling would be entitled to dividends, if any, paid on these restricted shares. In 2005, Mr. Rohling earned a $200,000 performance bonus. “Other Annual Compensation” includes life insurance premiums we paid on behalf of Mr. Rohling and $114,458 in expenses paid or reimbursed in connection with his relocation to Atlanta and legal fees associated with the negotiation of his employment agreement.

(2)	Mr. Parrington resigned from the Company on September 8, 2005. He was our president and chief executive officer since July 2003. Pursuant to the employment agreement we entered into with Mr. Parrington on July 15, 2003, we awarded Mr. Parrington a signing bonus in the form of (1) the right to receive 66,666 restricted stock units of common stock, (2) an option to purchase an additional 33,333 shares of common stock, and (3) $100,000 payable in cash in two equal payments on April 1, 2004 and April 1, 2005. The restricted units and the option each were originally scheduled to vest as to one-third of the original award on each of July 15, 2004, 2005 and 2006. The value of the restricted units was $600,000 based on a price of $9.00 per share, which is the average of the high and low price of the common stock as reported on the AMEX as of July 15, 2003, the date our board of directors approved the issuance of the units. One third of Mr. Parrington’s restricted units vested on July 15, 2004 and the Company issued Mr. Parrington 15,011 shares of common stock and withheld 7,211 shares to satisfy tax withholding obligations. Another one third vested on July 15, 2005 and the Company issued Mr. Parrington 15,011 shares of common stock and withheld 7,211 shares to satisfy tax withholding obligations. Pursuant to an amendment to Mr. Parrington’s employment agreement, the remaining restricted units vested on September 8, 2005 when Mr. Parrington resigned and the Company issued Mr. Parrington 15,011 shares of common stock. We withheld 7,211 shares to satisfy tax withholding obligations. Mr. Parrington received a bonus for 2003 of $100,000, which was paid 75% in cash and 25% in restricted units. On April 9, 2004, the company issued 1,382 restricted stock units to Mr. Parrington related to his 2003 bonus award. These restricted stock units vested on April 9, 2005 and were converted into an equal number of shares of common stock. Mr. Parrington was entitled to a performance bonus of $200,000 in 2004; but he elected to waive his entitlement to this award on the condition that it be divided among other executives of the Company. The amount shown under “Other Annual Compensation” includes life insurance premiums we paid on behalf of Mr. Parrington and in 2003 also includes $13,500 in director fees paid to Mr. Parrington before his appointment as chief executive officer. The amount included in “All Other Compensation” includes Mr. Parrington’s continued salary payments from his resignation date of September 8, 2005 through December 31, 2005 pursuant to his amended employment agreement.

(3)	Ms. Philp was appointed executive vice president and chief financial officer on January 31, 2005. Ms. Philp joined Lodgian in May 2002 as vice president and treasurer and was appointed vice president and chief accounting officer in November 2003. Ms. Philp resigned from the Company on December 16, 2005. The amount included in “All Other Compensation” includes Ms. Philp’s severance payment pursuant to a release agreement related to the termination of her employment agreement.

(4)	The shares granted to Mr. Ellis were issued on January 31, 2006 and were immediately vested, but subject to a one year lockup agreement. The shares were awarded as a bonus for performance during 2005. Mr. Ellis would be entitled to dividends, if any, paid on these shares. Mr. Ellis elected to have 1,500 shares withheld from the stock grant to satisfy tax withholding obligations. Accordingly, the Company issued 2,381 shares to Mr. Ellis.

Option Grants in Last Fiscal Year
      The following table sets forth all individual grants of stock options during the fiscal year ended December 31, 2005, to each of the current and former named executive officers:

	Individual Grants
					Potential Realizable
	Number				Value at Assumed
	of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation
	Underlying	Granted to	Exercise or		for Options Term(5)
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	Per Share(4)	Date	5%	10%

Edward J. Rohling	—	—	—	—	—	—

W. Thomas Parrington	—	—	—	—	—	—

Daniel E. Ellis(1)	27,500	6.30%	$9.05	5/9/2015	$156,516	$396,643

Linda Borchert Philp(2)	25,000	5.70%	11.72	1/31/2015	184,266	466,967

Linda Borchert Philp(3)	32,500	7.40%	9.05	5/9/2015	184,974	468,760

Samuel J. Davis(1)	15,000	3.40%	9.05	5/9/2015	85,372	216,351

(1)	These grants became exercisable in three equal annual installments beginning on May 9, 2006.

(2)	These grants were exercisable in three equal annual installments beginning on January 31, 2006. However, Ms. Philp resigned as an employee of Lodgian effective December 16, 2005. Accordingly, all stock options granted to her in 2005 were forfeited.

(3)	These grants were exercisable in three equal annual installments beginning on May 9, 2006. However, Ms. Philp resigned as an employee of Lodgian effective December 16, 2005. Accordingly, all stock options granted to her in 2005 were forfeited.

(4)	The exercise price of the options granted was equal to fair market value of the underlying stock on the date of grant.

(5)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our common stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our common stock to date.
Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
      The following table sets forth information concerning option exercises and the year-end values of unexercised options, including the aggregate dollar value of in-the-money options, held by the named executive officers as of December 31, 2005.

			Number of Securities		Value of Unexercised in-the-
	Shares		Underlying Unexercised		Money Options at Fiscal
	Acquired	Value	Options at Fiscal Year-End		Year-End(1)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward J. Rohling	—	—	—	—	—	—

W. Thomas Parrington	—	—	—	—	—	—

Daniel E. Ellis	—	—	17,499	45,834	$1,925	$50,050

Linda Borchert Philp	—	—	7,500	67,500	1,050	56,700

Samuel J. Davis	—	—	9,999	25,001	1,050	27,300

(1)	Amounts disclosed in this column do not reflect amounts actually received by the named executive Officers but are calculated based on the difference between the fair market value on December 31, 2005 and the exercise price of the options. The named executive officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the common stock at the time of such sale. The values are based on the closing price of the common stock on December 30, 2005, the last trading day of the year, of $10.73 per share as reported on AMEX, less the exercise price payable upon exercise of such options. The values do not include options that were not in-the-money as of December 31, 2005.
Stock Incentive Plan
      Pursuant to the Stock Incentive Plan, awards to acquire up to 3,301,058 shares of common stock may be granted to our directors, officers or other key employees or consultants. Awards may consist of stock options, stock appreciation rights, stock awards, performance share awards, section 162(m) awards or other awards determined by our Compensation Committee. Stock options granted pursuant to the Stock Incentive Plan cannot be granted at an exercise price which is less than 100% of the fair market value per share on the date of the grant. Vesting, exercisability, payment and other restrictions pertaining to any awards made pursuant to the Stock Incentive Plan are determined by the Compensation Committee.

      As of February 27, 2006, options to purchase 613,309 shares of our common stock were outstanding under the Stock Incentive Plan. Additionally, as of February 27, 2006, 86,578 shares of stock and restricted stock are outstanding under the Stock Incentive Plan. After taking into account the outstanding options, previously exercised options and shares of stock and restricted stock that we have issued under the Stock Incentive Plan, and net of shares withheld for tax purposes, as of February 27, 2006, we have 2,537,006 shares of common stock reserved and available for grant under the Stock Incentive Plan.
Employment Agreements
      On July 12, 2005, Lodgian entered into an employment agreement with its president and chief executive officer, Edward J. Rohling. The term of the agreement is from July 15, 2005 through December 31, 2008. The employment agreement provides for a base salary of $550,000 plus increases of not less than 5% per year, as well as minimum bonuses of $110,000 for 2005 and $220,000 for each of 2006, 2007 and 2008. The agreement further provides for a signing bonus of $594,000 in cash and 75,000 shares of restricted stock issued under the Company’s Stock Incentive Plan. Half of the shares will vest on July 15, 2006 and the balance on July 15, 2007. The employment agreement also provides for additional cash and equity bonuses during the life of the contract, depending upon the achievement of certain goals and objectives, and in the event the Company is sold at a premium to certain predefined stock price thresholds.
      Pursuant to the employment agreement, Mr. Rohling was paid or reimbursed $114,458 in expenses and legal fees associated with his relocation to Atlanta and for legal fees associated with the negotiation of his employment agreement. The employment agreement contains severance benefits in the event of a termination without cause, a resignation for good reason or in the event of a change of control (each as defined in the employment agreement), including the continuance of base salary for the lesser of two years or the balance of the term of the employment agreement, the acceleration of vesting of any unvested shares of restricted stock, and, if certain targets are achieved, a performance bonus and/or an equity award. In the event of nonrenewal of the employment agreement after December 31, 2008, Mr. Rohling’s unvested shares of restricted stock will vest, and he will be eligible to receive his final performance-based equity award and cash bonus, contingent upon the achievement of certain targets and goals.
      Under the employment agreement, Mr. Rohling has agreed to nondisclosure covenants and to a covenant not to compete with the Company within a limited geographic area, during the term of the employment agreement and for six months thereafter.
      We also have entered into employment agreements with other executive officers (the “Executive Officer Employment Agreements”) Daniel Ellis, Senior Vice President, General Counsel and Secretary and Samuel Davis, Senior Vice President of Construction and Development.
      The Executive Officer Employment Agreements have an initial term of two (2) years and automatically renew for additional one-year periods unless either party provides written notice of termination at least 180 days in advance of the expiration of the current term. In the event of a termination of employment in certain circumstances, such as termination without cause, resignation for good reason, non renewal of the employment agreement within 180 days after a change of control, death or disability, the Executive Officer Employment Agreements provide for a lump sum severance payment equal to the greater of (1) the employee’s current base salary for the remainder of the term of the agreement or (2) the employee’s then current base salary for a period of twelve (12) months. In addition, the severance benefit provides for payment of medical insurance premiums, acceleration of stock based compensation and payment of a pro rata portion of any earned bonus.
      In the event the Company elects not to renew an Executive Officer Employment Agreement (and a change of control has not occurred within 180 days) the employee is entitled to a severance payment equal to his then current base salary for a period of six (6) months plus payment of medical insurance premiums, acceleration of stock based compensation and payment of a pro rata portion of any earned bonus.

      The Executive Officer Employment Agreements contain certain restrictive covenants which prohibit the employees from disclosing trade secrets and confidential information of the Company and also prohibit the employees from soliciting customers, recruiting employees and performing similar duties for a competitor of the Company within a defined geographic region for six (6) months after termination of the agreement.
      On December 19, 2005, Lodgian and Linda Borchert Philp entered into a Consulting Agreement whereby Ms. Philp agreed to continue serving as the Company’s Executive Vice President and Chief Financial Officer until the earlier to occur of (a) March 15, 2006 or (b) the date upon which the Company hires her replacement. Ms. Philp provided these services at the rate of $250.00 per hour. On March 1, 2006, Lodgian hired James A. MacLennan. The Company expects to appoint Mr. MacLennan as its Executive Vice President and Chief Financial Officer on or about March 15, 2006, immediately after the Company files its Form 10-K for the year ended 2005.
      On March 1, 2006, Lodgian entered into an employment agreement with Mr. MacLennan. The employment agreement has a one year term which automatically renews for additional one year periods unless either party gives 90 days notice. Mr. MacLennan’s base salary is $275,000 per year. In addition, he was granted 35,000 restricted shares of the Company’s common stock on March 1, 2006. The restricted shares will vest in three equal annual installments beginning on March 1, 2007. The employment agreement contains severance benefits in the event of a termination without cause or a resignation for good reason (each as defined in the employment agreement), including a lump sum payment equal to 100% of his annual base salary, accelerated vesting of all previously granted stock-based compensation and reimbursement of COBRA insurance premiums for one year. In addition, Mr. MacLennan will be a participant under the Company’s Executive Incentive Plan (Covering the Years 2006-2008) (the “Executive Incentive Plan”). Mr. MacLennan’s maximum annual cash bonus amount is $288,750, which would be payable in the event that the Company exceed its target EBITDA by greater than 145%. Mr. MacLennan may also earn 10,000 restricted shares of the Company’s common stock per year if either: a) the Company achieves 100% of its EBITDA target, or b) the price of the Company’s common stock meets certain stock price thresholds for 30 business days prior to the end of each of years 2006-2008. Mr. MacLennan is eligible to earn an additional 10,000, 15,000 and 20,000 restricted shares for calendar years 2006, 2007 and 2008, respectively, if the Company achieves 110% of its EBITDA target or if substantially all of the assets of the Company are sold or a merger is consummated for at least a 20% premium over the stock price threshold applicable to each year, as set forth in the Executive Incentive Plan.
      In the event the Company chooses not to renew Mr. MacLennan’s employment agreement, he shall be entitled to receive a lump sum payment equal to 75% of his annual base salary, accelerated vesting of all previously granted stock-based compensation and reimbursement of COBRA insurance premiums for one year. In addition, he shall be entitled to a pro rata portion of any earned bonus as provided for in the Executive Incentive Plan.
      Mr. MacLennan is subject to nondisclosure covenants and to a covenant not to compete with the Company within a limited geographic area, during the term of the employment agreement, and for six months thereafter.
Limitation of Liability and Indemnification of Officers and Directors
      Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

PROPOSAL 2
APPROVAL OF THE ADOPTION OF THE LODGIAN, INC.
EXECUTIVE INCENTIVE PLAN (COVERING THE YEARS 2006 – 2008)
      On January 31, 2006, our board of directors approved the adoption of the Lodgian, Inc. Executive Incentive Plan (Covering the Years 2006 – 2008) (the “Executive Incentive Plan”). Pursuant to American Stock Exchange regulations, the adoption of the Executive Incentive Plan must be approved by a majority of shareholders.
      The purpose of the Executive Incentive Plan is to reward certain executives of the Company who contribute to its success. The Executive Incentive Plan is a performance-based plan that rewards executives with cash and restricted shares of the Company’s common stock, or both, upon achievement of certain EBITDA or stock price targets. The EBITDA and stock price targets contained in the Executive Incentive Plan are identical to the bonus targets contained in the employment agreement between Lodgian and Edward J. Rohling, our President and Chief Executive Officer.
      Under the Executive Incentive Plan, a participant may earn a cash bonus in the event the Company achieves at least 90% of the target EBITDA, as defined in the Executive Incentive Plan. The Executive Incentive Plan does not provide for any cash awards unless the Company achieves at least 90% of the EBITDA target. Cash awards increase as the Company’s actual EBITDA increases.
      Participants may also earn awards of restricted shares of the Company’s common stock if the Company either achieves at least 100% of its EBITDA target or if the price of the Company’s common stock reaches various stock price thresholds for 30 business days prior to the end of each of years 2006-2008. The stock price thresholds increase every year from 2006 – 2008.
      Additionally, participants may earn an additional restricted stock award if the Company achieves 110% or more of its EBITDA targets for any given year or in the event substantially all of the assets of the Company are sold or a merger is consummated for at least a 20% premium over the stock price threshold applicable to each year, as set forth in the Executive Incentive Plan.
      All grants of restricted shares of the Company’s common stock under the Executive Incentive Plan will vest in three equal installments beginning on the first anniversary of the date of grant and will be governed by the terms and conditions of the Stock Incentive Plan.
      The maximum aggregate amount of cash bonuses which may be paid to all participants for any given bonus year may not exceed $3,655,000. The maximum number of restricted shares which may be granted to all participants for a given bonus year may not exceed 280,000 shares.
      Because there are no guaranteed bonuses payable under the Executive Incentive Plan and because awards of cash and restricted stock are determined based upon the Company’s achievement of certain performance criteria, it is impossible for the Company to disclose the benefits or amounts that will be received or allocated to each of its named executive officers. Furthermore, because 2006 is the first year that the Executive Incentive Plan has been in existence, it is impossible for the Company to state the benefits or amounts which would have been received by the named executive officers for 2005. However, had the Executive Incentive Plan been in place during 2005, and assuming the 2006 EBITDA target levels had been in place, no bonuses would have been payable.
      As of March 1, 2006, the Compensation Committee has authorized Daniel E. Ellis, the Company’s Senior Vice President, General Counsel and Secretary to be a participant under the Executive Incentive Plan. Mr. Ellis’ maximum annual cash bonus amount is $288,750, which would be payable in the event that the Company exceeds its target EBITDA by greater than 145%. Mr. Ellis may also earn 6,000 restricted shares of the company’s common stock per year if either: a) the Company achieves 100% of its EBITDA target, or b) the price of the Company’s common stock meets certain stock price thresholds for 30 business days prior to the end of each of years 2006 – 2008. Mr. Ellis is eligible to earn an additional 3,000, 4,500 and 6,000 restricted shares for calendar years 2006 – 2008, respectively, if the Company achieves 110% of its EBITDA target or if substantially all of the assets of the Company are sold or a merger is consummated for at least a 20% premium over the stock price threshold applicable to each year, as set forth in the Executive Incentive Plan.
      Mr. MacLennan is also a participant under the Executive Incentive Plan. His maximum annual cash bonus amount is $288,750, which would be payable in the event that the Company exceed its target EBITDA by greater than 145%. Mr. MacLennan may also earn 10,000 restricted shares of the Company’s common stock per year if either: a) the Company achieves 100% of its EBITDA target, or b) the price of the Company’s common stock meets certain stock price thresholds for 30 business days prior to the end of each of years 2006 – 2008. Mr. MacLennan is eligible to earn an additional 10,000, 15,000 and 20,000 restricted shares for calendar years 2006, 2007 and 2008, respectively, if the Company achieves 110% of its EBITDA target or if substantially all of the assets of the Company are sold or a merger is consummated for at least a 20% premium over the stock price threshold applicable to each year, as set forth in the Executive Incentive Plan.
      Additionally, as of March 1, 2006, the Compensation Committee has determined that five additional officers of the Company, who are not named executive officers, shall be participants under the Executive Incentive Plan.
      The Executive Incentive Plan is included with this proxy statement as Exhibit A.
      The board of directors recommends a vote FOR the approval of the adoption of the Lodgian, Inc. Executive Incentive Plan (Covering the Years 2006 – 2008).
REPORT OF THE COMPENSATION COMMITTEE
      The Compensation Committee of the board of directors determines the compensation and benefits of the chief executive officer and other executive officers and oversees the Stock Incentive Plan. The Compensation Committee is composed solely of non-employee directors. Kevin C. McTavish, chairman, Kenneth A. Caplan and Sean F. Armstrong serve on the Committee. The Compensation Committee met two times and took action nine times by unanimous written consent during fiscal 2005.
      Our executive compensation policies are designed to provide competitive levels of compensation that integrate remuneration with our short-term and long-term performance goals, to reward corporate performance and recognize individual initiative and achievement.
Compensation of Executive Officers Generally
     Base Compensation
      The base salaries of our executive officers are based in part on comparative industry data and on various quantitative and qualitative considerations regarding corporate and individual performance. An executive’s base salary is determined only after an assessment of his or her sustained performance, current salary in relation to an objective salary range for the executive’s job responsibilities and his or her experience and potential for advancement. Furthermore, in establishing base salaries for our executive officers, the Compensation Committee considers numerous other factors, including the following:

•	Industry compensation trends;

•	Cost-of-living and other local and geographic considerations;

•	Consultation with other Lodgian executives;

•	Hospitality industry and job-specific skills and knowledge;

•	Historical and expected contributions to our performance; and

•	Level, complexity, breadth and difficulty of duties.

Stock Based Compensation
      Our executive officers are eligible for participation in our Stock Incentive Plan. The Compensation Committee, in its sole discretion, determines participation, vesting, exercisability, payment and other restrictions pertaining to any awards made pursuant to the Stock Incentive Plan. Awards may consist of stock options, stock appreciation rights, stock awards, performance share awards, section 162(m) awards or other awards determined by the Compensation Committee.

Other Benefits
      Executive officers also participate, on a voluntary basis, in our regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to our 401(k) plan.
Compensation of the Chief Executive Officer
      Mr. Rohling’s annual base salary for 2005 was $550,000 and the Company paid him $243,269 in base salary during 2005 as his first day of employment was July 15, 2005. He also earned a bonus of $200,000 for his performance in 2005 which will be paid on May 1, 2006. Upon execution of his employment agreement with the Company in July, 2005, which was negotiated with the participation of this committee, Mr. Rohling received a signing bonus of $594,000 in cash and 75,000 shares of restricted shares of the Company’s common stock. Half of the restricted shares will vest on July 15, 2006 and the balance on July 15, 2007. Mr. Rohling is also eligible to receive annual cash and restricted stock bonus awards depending on the Company’s achievement of certain goals and objectives. Specifically, Mr. Rohling is entitled to receive a minimum cash bonus award of $220,000 for each of the years 2006 – 2008. His cash bonus is subject to increase (up to a maximum of $962,500) based upon the Company’s achievement of certain EBITDA targets, as defined in Mr. Rohling’s employment agreement.
      Mr. Rohling is also entitled to receive 20,000 shares of restricted stock if the Company achieves its predefined EBITDA target or if the average price of the Company’s common stock exceeds certain stock price thresholds for the last 30 business days of each year, through 2008. In addition, Mr. Rohling may earn an additional 20,000, 30,000 and 40,000 shares for each of the years 2006 – 2008, respectively, if the Company achieves 110% of its EBITDA target or is sold at a premium over certain thresholds as defined in his employment agreement.
      Mr. Rohling’s compensation was approved by the Company’s Compensation Committee and is designed to be competitive with the compensation paid to chief executive officers of Lodgian’s competitors as well as to chief executive officers of other public companies of a similar size to Lodgian. The Company believes that it is appropriate to tie Mr. Rohling’s cash bonus awards to the Company’s achievement of certain EBITDA targets as the Company uses EBITDA as its primary measurement of performance. EBITDA is also a widely used hotel industry measure which Lodgian believes provides pertinent information to investors. Mr. Rohling’s long term compensation, which is payable in shares of restricted stock, is also tied to the achievement of EBITDA targets but also may be awarded based upon achievement of certain stock price thresholds. The Company believes the attainment of certain stock price thresholds, even in the absence of achieving EBITDA goals, should be rewarded as increases in the price of our common stock are directly beneficial to our stockholders. In addition, because Mr. Rohling’s EBITDA targets are tied to our continuing operation hotels, the Company believes it is important to reward performance designed to improve the overall value of the Company, including decisions related to our “held for sale” assets that do not contribute to the Company’s continuing operation hotels EBITDA.
      Pursuant to the employment agreement, Mr. Rohling was paid or reimbursed $114,458 in expenses and legal fees associated with his relocation to Atlanta and negotiation of his employment agreement. The employment agreement contains severance benefits in the event of a termination without cause, a resignation for good reason or in the event of a change of control (each as defined in the employment agreement), including the continuance of base salary for the lesser of two years or the balance of the term of the employment agreement, the acceleration of vesting of any unvested shares of restricted stock, and, if certain targets are achieved, a performance bonus and/or an equity award. In the event of nonrenewal of the employment agreement after December 31, 2008, Mr. Rohling’s unvested shares of restricted stock will vest, and he will be eligible to receive his final performance-based equity award and cash bonus, contingent upon the achievement of certain targets and goals.
Policy with Respect to Qualifying Compensation for Deductibility
      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deduction allowable to us for compensation paid to our chief executive officer and each of the three other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. Our policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Compensation Committee believes that the award of options made under the Stock Incentive Plan to employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding our policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Compensation Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer’s income to exceed the deductible limits.

Submitted by,

Kevin C. McTavish, Chairman
Kenneth A. Caplan
Sean F. Armstrong
      The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
Compensation Committee Interlocks and Insider Participation
      None of the members of our Compensation Committee is or has been an executive officer of Lodgian or any of our subsidiaries, and no Lodgian executive officer has been on the compensation committee of any company that employs any of our independent directors.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the board of directors is comprised of three independent directors and operates under a written charter. There were four meetings of the Audit Committee during the fiscal year ended December 31, 2005 and the committee participated in excess of thirty telephonic conferences with management throughout the year.
      Management is responsible for our internal controls and financial reporting process. Our independent auditors are responsible for performing an independent audit of our financial statements in accordance with accounting standards generally accepted in the United States and to issue a report thereon. The Audit Committee has general responsibility for oversight of the accounting and financial processes of Lodgian and its subsidiaries, including oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualification and independence of our auditors and the performance of our internal audit function and independent auditors.
      In this context, the Audit Committee has met and held discussions with management and our independent auditors. Management reported to the Audit Committee that our consolidated financial statements for the 2005 fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with management and our independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 Communications with Audit Committee, as amended.
      Our independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards No. 1 Independence Discussions with Audit Committees and the Audit Committee discussed with the independent auditors their firm’s independence. The Audit Committee considered whether the provision of services by the independent auditors, other than audit services, is compatible with maintaining the independent auditors’ independence and compliance with applicable laws and regulations as well as the rules of AMEX.
      Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended that the board of directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005 and that they be filed with the Securities and Exchange Commission. The Audit Committee also has recommended the selection of Deloitte & Touche LLP as our independent auditors for fiscal year 2006.

Submitted by,

Stephen P. Grathwohl, Chairman
Stewart J. Brown
Kevin C. McTavish
      The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The following parties have a direct or indirect material interest in transactions with Lodgian since the beginning of its most recently completed fiscal year and such transactions are described below.
      Certain funds affiliated with Oaktree Capital Management, LLC (“Oaktree”) and The Blackstone Group (“Blackstone”), representatives of which serve or served on our board of directors during 2005, received 2,262,661 shares and 1,049,034 shares, respectively, of common stock that were exchanged for shares of our preferred stock previously owned by them at the time of our equity offering completed in June 2004. Approximately $26.3 million and $11.1 million of the net proceeds from the equity offering were used to redeem the remaining shares of Preferred Stock held by affiliates of Oaktree and Blackstone, respectively. Oaktree and Blackstone are currently the beneficial owners of 2,817,577 and 1,326,909 shares of our common stock, respectively.
      Linda Philp, the Company’s executive vice president and chief financial officer, resigned effective December 16, 2005. Ms. Philp is expected to remain the company’s executive vice president and chief financial officer on a consulting basis until on or about March 15, 2006. The company was billed $20,050 for her consultancy services for the period December 19, 2005 to December 31, 2005 and $78,075 for the period January 1, 2006 to February 17, 2006.
      Our Policy on Business Ethics addresses any conflicts of interests on the part of any employees that might cast doubt on an employee’s ability to act objectively when representing us. In addition to setting guidelines, the Policy on Business Ethics provides that each potential conflict of interest will be reviewed and the final decision as to the existence of a conflict made by our chief executive officer. Further, all related party transactions involving our directors or executive officers are reviewed by the Audit Committee, in accordance with the AMEX corporate governance rules.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of the common stock and other equity securities with the Securities and Exchange Commission. Directors, executive officers and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us, we believe that during 2005, all applicable directors, executive officers and 10% stockholders filed all required Section 16(a) forms on a timely basis.

PERFORMANCE GRAPH
      We emerged from reorganization proceedings under Chapter 11 bankruptcy on November 25, 2002. Pursuant to the Joint Plan of Reorganization approved by the Bankruptcy Court, the previous common stock was cancelled and new common stock became available for issuance. The new common stock began trading on AMEX on January 28, 2003, under the symbol “LGN”. There is no meaningful market information relating to the price of the common stock from November 25, 2002 until the new common stock was listed on AMEX on January 28, 2003. Accordingly, performance information with respect to the Company’s common stock before January 28, 2003 is not presented below.
      The following stock performance graph compares the cumulative total stockholder return of our common stock between January 28, 2003 and December 31, 2005, against the cumulative stockholder return during such period achieved by the Dow Jones Lodging Index and the Wilshire 5000 Total Market Index. The graph assumes that $100 was invested on January 28, 2003 in each of the comparison indices and in our common stock. The chart is adjusted to reflect a 1 for 3 reverse stock split which was effective on April 30, 2004.

	Jan-03	Dec-03	Dec-04	Dec-05

Lodgian, Inc.	$100.00	$100.00	$78.00	$68.00
Dow Jones US Hotels Index	$100.00	$150.00	$217.00	$235.00
Dow Jones Wilshire 5000	$100.00	$133.00	$147.00	$154.00

Equity Compensation Plan Information
      The following table provides aggregate information regarding grants under all equity compensation plans of Lodgian through February 27, 2006.

	Number of Securities		Number of Securities
	to be Issued upon		Remaining Available for
	Exercise of		Future Issuance Under
	Outstanding Options,	Weighted-Average	Equity Compensation
	Restricted Stock	Exercise Price of	Plans (Excluding
	Units, Warrants	Outstanding Options,	Securities Reflected in
Plan Category	and Rights	Warrants and Rights	1st Column)

Equity compensation plans approved by security holders	672,974(1)	$10.45	2,537,006	(2)

(1)	All of the awards have been granted under the Stock Incentive Plan.

(2)	After taking into account the outstanding options, the exercised options and the shares of restricted common stock, we have 2,537,006 shares of common stock available for grant under the Stock Incentive Plan.
Other Information
      Subsequent to February 27, 2006, the Compensation Committee awarded James A. MacLennan 35,000 shares of restricted stock. The Compensation Committee has not determined any other awards to be granted for the current fiscal year.
PROPOSAL 3
THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      Subject to stockholder approval, the Audit Committee of the board of directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants, to be Lodgian’s independent certified public auditors for the fiscal year ending December 31, 2006. Deloitte & Touche LLP also served as Lodgian’s independent certified public auditors for each of the fiscal years ended December 31, 2003 through 2005. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Audit Fees
      The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2004 and 2005 and for the reviews of our financial statements included in our Quarterly Reports on Form 10-Q for the respective years totaled $1,661,080 and $1,185,000, respectively.
Audit-Related Fees
      Deloitte & Touche LLP provided other audit-related services for assurance and related services during the fiscal years ended December 31, 2004 and 2005. The aggregate fees for these services totaled $419,675 and $280,000, respectively.
Tax Fees
      During the fiscal years ended December 31, 2004 and 2005, Deloitte & Touche LLP also provided services related to sales, use and property tax compliance. The aggregate fees for these services totaled $338,477 and $360,799, respectively.
Audit Committee Approval
      All fees paid to Deloitte & Touche LLP in 2005 and all services performed were approved by the Audit Committee as required by SEC regulation S-X.
All Other Fees
      There were no other fees billed by Deloitte & Touche LLP for other services for 2005 and 2004.
Consideration of Non-Audit Services Provided by the Independent Auditors
      The Audit Committee pre-approves all non-audit services provided by our independent auditors, but only to the extent that the non-audit service are not prohibited under applicable law and the Audit

Committee reasonably determines that the non-audit services do not impair the independence of the independent auditors.
Vote Required and Board Recommendation
      Approval of the ratification of the appointment of our independent auditors will require the affirmative vote of a majority of the total number of shares of common stock represented in person or by proxy at the annual meeting and entitled to vote.
      The board of directors recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as Lodgian’s independent auditors for the year ending December 31, 2006.
OTHER BUSINESS
      The board of directors does not intend to bring any other business before the meeting, and, as far as is known by the board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that the proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
ANNUAL REPORT AND FINANCIAL STATEMENTS
      A copy of Lodgian’s 2005 Annual Report to Stockholders, including audited financial statements, was mailed to all of our stockholders, along with this proxy statement. The Annual Report to Stockholders, however, is not part of the proxy soliciting material. ADDITIONAL COPIES OF THE ANNUAL REPORT TO STOCKHOLDERS AND COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE Year Ended December 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, FROM LODGIAN OR ARE AVAILABLE ON THE COMPANY’S WEBSITE, WWW.LODGIAN.COM. ANY REQUESTS FOR COPIES SHOULD BE DIRECTED TO LODGIAN, INC., 3445 PEACHTREE ROAD, N.E., SUITE 700, ATLANTA, GEORGIA 30326. ATTENTION: INVESTOR RELATIONS DEPARTMENT.
SOLICITATION OF PROXIES
      The proxy accompanying this proxy statement is solicited by the Lodgian board of directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Lodgian, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Lodgian may reimburse brokers and other persons holding shares in their names or in the name of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.
STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING
      Rules of the Securities and Exchange Commission require that we receive any proposal by a stockholder of Lodgian for consideration at the 2007 annual meeting of stockholders no later than November 17, 2006, to be eligible for inclusion in our proxy materials for the 2007 annual meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in the rules are met.
      In addition, our Amended and Restated Bylaws have an advance notice procedure for stockholders to bring business before an annual meeting of stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2007 annual meeting of stockholders must deliver a written notice of the proposal, together with specific information relating to such stockholder’s stock ownership and identity, to our corporate secretary not earlier than January 26, 2007 nor later than February 27, 2007. However, in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder, in order to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever occurs first.

By order of the Board of Directors,

Daniel E. Ellis
Senior Vice President, General Counsel and Secretary
March 16, 2006
Atlanta, Georgia

Exhibit A
Lodgian, Inc. Executive Incentive Plan
(Covering the Years 2006 – 2008)

Lodgian, Inc. Executive Incentive Plan
(Covering the calendar years 2006 through 2008)

Lodgian, Inc. Executive Incentive Plan
(Covering the calendar years 2006 through 2008)

1	Brief Summary
      1.1 In General. Executive officers of the Company chosen by the Committee shall become Participants in this Plan and shall be eligible to receive Cash Bonuses and grants of Restricted Stock based upon the Company’s achieving certain EBITDA and stock price targets.
      1.2 Duration. The Plan is established with incentives for the years 2006 through 2008. The Plan will need to be amended and “re-adopted” if incentives are to continue for years beyond 2008. Absent such action, the Plan will automatically terminate following the payment of any Cash Bonuses and the grant of any Restricted Shares for the 2008 Bonus Year.

2	Definitions
      2.1 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
      2.2 Applicable Percentage shall mean, for a given Bonus Year, the following:

Bonus Year:	Applicable Percentage:

2006	100%

2007	150%

2008	200%
      2.3 Average Bonus Year Stock Price shall mean, with respect to a Bonus Year, the average closing price of the Company’s common stock for the last 30 business days of such Bonus Year.
      2.4 Base Annual Restricted Shares shall mean the amount set forth on a Participant’s Participation Form as such Participant’s Base Annual Restricted Shares.
      2.5 Board shall mean the Board of Directors of the Company.
      2.6 Bonus Multiplier shall mean a factor determined for use in determining a Participant’s grants of Restricted Stock under Section 6.2 of this Plan, as set forth on the Participant’s Participation Form.
      2.7 Bonus Year shall mean a Plan Year for which a Cash Bonus and/or a Restricted Share Award are being determined, which shall be the Plan Years coincident with the calendar years 2006, 2007 and 2008.
      2.8 Cause shall mean, with respect to a Participant, that the Participant has engaged in any of the following conduct:

(a) Any act of fraud or dishonesty that materially harms the Company or its affiliates,

(b) The commission by the Participant of a felony or any violation of any federal or state securities law or the Participant’s being enjoined from violating any federal or state securities law or being determined to have violated any such law,

(c) Willful or reckless misconduct or gross negligence by the Participant in connection with any property or activity of the Company and its subsidiaries and affiliates, and successors,

(d) Repeated and intemperate use of alcohol or illegal drugs by the Participant after written notice from the immediate supervisor of the Participant or person to whom the Participant reports,

(e) Material breach of any obligations of the Participant under any agreement with the Company (other than by reason of physical or mental illness, injury, or condition), but only after the Participant has been given written notice of such breach by their immediate supervisor or person to whom the Participant reports and at least thirty (30) days to cure such breach, or

(f) The Participant’s becoming barred or prohibited by the SEC from holding their position with the Company.
      2.9 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.
      2.10 COH EBITDA shall mean, with respect to a Bonus Year, the Company’s reported EBITDA for the Company’s Continuing Operation Hotels for such Bonus Year, excluding the effects of certain charges such as pre-emergence reorganization expenses, post-emergence Chapter 11 expenses included in corporate and other on the Company’s consolidated statement of operations, impairment losses and casualty losses, as reported by the Company in its stated filings. The Committee shall have the discretion to make COH EBITDA adjustments for situations which fit within the “spirit” of the above provisions, but which do not necessarily require an adjustment under the above provisions, and the Committee shall have the authority to make appropriate adjustments consistent with the incentive intended by this Plan.
      2.11 Committee shall mean the Compensation Committee of the Board.
      2.12 Company shall mean Lodgian, Inc., and its successors and assigns.
      2.13 Continuing Operation Hotels shall mean all hotels that the Company operates which are not classified as “held for sale.”
      2.14 Disabled shall mean, with respect to a Participant, that the Participant has become unable to perform the essential functions of their job even with reasonable accommodation, as determined by the Company in its sole and absolute discretion.
      2.15 EBITDA shall mean reported earnings before interest, taxes, depreciation, and amortization.
      2.16 Effective Date shall mean the date on which this Plan is adopted by the Committee, which shall not be later than March 31st, 2006.
      2.17 Good Reason shall mean, with respect to a Participant, that the following has occurred:

(a) The Company has, without the written consent of the Participant:

(1) Taken an action which results in the material reduction of the Participant’s then current duties or responsibilities,

(2) Reduced the benefits to which the Participant is entitled, unless a similar reduction is made for other executive employees,

(3) Committed a material breach of any employment agreement with the Participant,

(4) Required the Participant to relocate more than fifty (50) miles from the location of the Company’s offices,

(b) the Participant has provided written notice to the Company of such action and provided the Company with thirty (30) days to remedy such action (the “Cure Period”),

(c) The Company has failed to remedy such action within the Cure Period, and

(d) The Participant resigns within ten (10) days of the expiration of the Cure Period.
Good Reason shall not include any isolated, insubstantial or inadvertent action that (1) is not taken in bad faith, and (2) is remedied by the Company within the Cure Period.
      2.18 Insider shall mean an individual who is, on the relevant date, an officer, director or 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the 1934 Act, all as defined under Section 16 of the 1934 Act.
      2.19 Maximum Annual Cash Bonus Amount shall mean the amount set forth on a Participant’s Participation Form as such Participant’s Maximum Annual Cash Bonus Amount.

      2.20 Participant shall mean an eligible employee who has been selected by Committee to participate in this Plan.
      2.21 Participation Form shall mean the form given to a Participant to notify and evidence such person’s participation in the Plan attached hereto as Exhibit A. A Participant’s Participation Form shall set forth the name of the Participant, the Bonus Years during which the Participant shall be eligible for incentive compensation pursuant to this Plan, and the Participant’s (1) Maximum Annual Cash Bonus Amount, (2) Base Annual Restricted Shares, and (3) Bonus Multiplier.
      2.22 Plan shall mean this Lodgian, Inc. Executive Incentive Plan.
      2.23 Plan Year shall mean a fiscal year of the Company, which is coincident with the calendar year.
      2.24 Qualifying Termination shall mean the termination of a Participant’s employment with the Company for any one of the following reasons:

(a) Death. The Participant dies during such Bonus Year.

(b) Disability. The Participant becomes Disabled during such Bonus Year.

(c) Termination for Good Reason. The Participant resigns or voluntarily terminates his or her employment with the Company for Good Reason.

(d) Termination without Cause. The Participant’s employment with the Company is terminated by the Company without Cause.
No other type of termination of a Participant’s employment with the Company shall be considered a Qualifying Termination.
      2.25 Restricted Shares shall mean shares of common stock of the Company which are granted to a Participant subject to the terms and provisions of the Restricted Stock Agreement attached hereto as Exhibit B.
      2.26 Restricted Stock Agreement shall mean the agreement attached hereto as Exhibit B, to the terms and provisions of which Restricted Shares granted under this Plan shall be subject.
      2.27 Target EBITDA shall mean the following for each of the Bonus Years noted:

Target EBITDA(1)
Bonus Year:	Target EBITDA Amount:

2006	$72,000,000

2007	$79,000,000

2008	$87,000,000

(1)	The baseline for Target EBITDA is the COH EBITDA as of July 15, 2005. Target EBITDA is to be adjusted as provided herein for property transfers occurring after that date.
      Target EBITDA for a given Bonus Year shall be adjusted as follows:

(a) If a property is transferred after July 15, 2005, to discontinued operations, the Target EBITDA for the Bonus Year in which the transfer occurs shall be reduced by the transferred property’s EBITDA for the trailing 12 months through the end of the calendar month preceding the date of transfer. For each subsequent Bonus Year, Target EBITDA shall be reduced by the sum of the reduction for the year of transfer plus 10% of that reduction for each year since the year of transfer.

(b) If a property is transferred after July 15, 2005, due to an acquisition into continuing operations, the Target EBITDA for the year in which the transfer occurs shall be increased by the transferred property’s EBITDA for the period of time from the date of transfer until the end of the calendar year. For each subsequent year, Target EBITDA shall be increased by the transferred property’s EBITDA for the trailing 12 months through the end of the calendar month preceding the transfer plus 10% each calendar year after the year of transfer.

(c) If a property is transferred after July 15, 2005 into continuing operations unrelated to an acquisition, the Target EBITDA for the year in which the transfer occurs shall be increased by the transferred property’s EBITDA for that calendar year. For each subsequent year, Target EBITDA shall be increased by the transferred property’s actual EBITDA for each subsequent year.

      For purposes of the adjustments described in Section 2.27 (a) — (c), a transferred property’s EBITDA shall be calculated in the same manner as the Company calculates its COH EBITDA as described in Section 2.10.
      The Committee shall have the discretion to make Target EBITDA adjustments for situations which fit within the “spirit” of the above provisions, but which do not necessarily require an adjustment under the above provisions, and the Committee shall have the authority to make appropriate adjustments consistent with the incentive intended by this Plan.
      2.28 Target Stock Price shall mean the following for each of the Bonus Years noted:

Target Stock Price

Bonus Year:	Target Stock Price:

2006	$15.00 per share

2007	$18.00 per share

2008	$21.00 per share

3	Eligibility
      3.1 Becoming a Participant. The Committee shall, in its sole and absolute discretion, determine which employees of the Company shall actually participate in the Plan, and shall promptly notify such individuals that they have been selected to participate in the Plan by completing and executing a Participation Form for such individual and delivering such form to the individual. Eligible employees who have been so selected and notified by the Committee of their participation in this Plan shall be Participants in this Plan. The Committee shall select Participants from among the key employees of the Company.
      3.2 Participant Status. Unless an employment agreement with a Participant expressly provides otherwise, the Committee may determine that a Participant should cease to be a Participant in this Plan at any time. However, notwithstanding the foregoing, the Committee’s determination that a Participant should cease to be a Participant in this Plan shall not be effective until the first day of the calendar year next following the date of such determination.

4	Incentive Plan Payments & Grants
      4.1 Cash Bonus Payments & Restricted Share Grants. Participants in the Plan may, for each Bonus Year, receive a Cash Bonus and/or a grant of Restricted Shares based upon the Company’s achievement of certain goals for such Bonus Year which have been pre-established by the Committee by the adoption of this Plan and the selection of Participants and delivery to Participants of their Participation Forms. The performance goals which must be met in order for a Participant to receive an incentive payment or grant under this Plan are set forth in detail in sections 5 and 6 of this Plan.
      4.2 Individual Annual Maximum Amounts. No individual Participant in this Plan may receive in excess of $600,000 per year in Cash Bonuses, and no individual Participant in this Plan may be granted in excess of 42,000 shares per year of Restricted Stock.
      4.3 Aggregate Annual Maximum Amounts. The maximum amount of aggregate Cash Bonuses which may be paid to all Participants for a given Bonus Year may not exceed $3,655,000. The maximum number of Restricted Shares which may be granted to all Participants for a given Bonus Year may not exceed

280,000. Thus, a total maximum number of 820,000 Restricted Shares may be granted to Participants under this Plan.

5	Cash Bonus Payments
      5.1 Determination of Cash Bonus Payment for a Bonus Year. Each Participant in the Plan for a given Bonus Year shall receive a Cash Bonus equal to a percentage of such Participant’s Maximum Annual Cash Bonus Amount if the COH EBITDA of the Company for such Bonus Year equals or exceeds 90.0% of the Target EBITDA for such Bonus Year determined in accordance with the following:

Percentage of Maximum
Percentage of Target EBITDA Achieved:	Annual Cash Bonus Amount:

At least 90.0%, but less than 100.0%	41.56%

At least 100.0%, but less than 107.5%	51.95%

At least 107.5%, but less than 115.0%	65.71%

At least 115.0%, but less than 125.0%	71.43%

At least 125.0%, but less than 135.0%	77.14%

At least 135.0%, but less than 145.0%	88.57%

At least 145.0%	100.00%
      No Cash Bonus shall be paid for a Bonus Year during which the COH EBITDA of the Company for such Bonus Year does not at least equal 90% of Target EBITDA for such Bonus Year.
      5.2 Timing of Payment of Cash Bonus. A Participant’s Cash Bonus for a Bonus Year shall be paid in a single lump sum cash payment on March 15th of the calendar year immediately following such Bonus Year.
      5.3 Requirements for Payment of Cash Bonus. Generally, a Participant must be employed with the Company as of the date of payment of a Cash Bonus to receive such payment. However, if the Participant incurs a Qualifying Termination during a Bonus Year, the Participant shall nonetheless receive a Cash Bonus for such Bonus Year, and the amount of such Cash Bonus shall be (A) the Cash Bonus amount that would have been paid to the Participant had the Participant (1) remained employed by the Company to the date of payment of the Cash Bonus and (2) not experienced a Qualifying Termination during such Bonus Year, multiplied by (B) a fraction, the numerator of which is equal to the number of days during such Bonus Year prior to and including the date of the Participant’s Qualifying Termination, and the denominator of which is equal to the total number of days during such Bonus Year. Notwithstanding the foregoing, the Company may enter into an agreement with an individual Participant which modifies the foregoing provisions of this Section 5.3 with respect to such individual Participant; provided, however, any such modification of the foregoing provisions of this Section 5.3 in any agreement must specifically reference this Plan and must be approved by the Committee. No general reference to bonuses, incentives or other compensation in any agreement between a Participant and the Company shall be deemed to be a reference to compensation payable under this Plan, and each Participant agrees to be bound by this interpretation by accepting any benefits under this Plan.

6	Restricted Stock Grants
      6.1 Determination of Restricted Stock Grant for Bonus Year. Each Participant in the Plan for a given Bonus Year shall receive a grant of a number of Restricted Shares equal to such Participant’s Base Annual Restricted Shares if either:

(a) the COH EBITDA of the Company for such Bonus Year equals or exceeds 100% of the Target EBITDA for such Bonus Year; or

(b) the Average Bonus Year Stock Price for such Bonus Year equals or exceeds Target Stock Price for such Bonus Year.

      6.2 Determination of Additional Restricted Stock Grant for Bonus Year. Each Participant in the Plan for a given Bonus Year shall receive a grant of a number of Restricted Shares equal to the product of (1) the Applicable Percentage for such Bonus Year, (2) the Participant’s Bonus Multiplier, and (3) such Participant’s Base Annual Restricted Shares if either:

(a) the COH EBITDA of the Company for such Bonus Year equals or exceeds 110% of the Target EBITDA for such Bonus Year; or

(b) substantially all of the assets of the Company are sold or a merger of the Company is consummated for at least a 20% premium over the Target Stock Price for such Bonus Year (determined using the closing price of the Company’s common stock on the last business day prior to the date that the sale or merger is approved by the Board).
      6.3 Timing of Grant of Restricted Shares. A Participant’s grant of Restricted Shares for a Bonus Year shall be made by the Company on March 15th of the calendar year immediately following such Bonus Year.
      6.4 Requirements for Grant of Restricted Shares. Generally, a Participant must be employed with the Company as of the date of grant of Restricted Shares to receive such Restricted Shares. However, if the Participant incurs a Qualifying Termination during a Bonus Year, the Participant shall nonetheless receive a grant of Restricted Shares for such Bonus Year, and the number of such Restricted Shares shall be (A) the number of Restricted Shares that would have been granted to the Participant had the Participant (1) remained employed by the Company to the date of grant of the Restricted Shares and (2) not experienced a Qualifying Termination during such Bonus Year, multiplied by (B) a fraction, the numerator of which is equal to the number of days during such Bonus Year prior to and including the date of the Participant’s Qualifying Termination, and the denominator of which is equal to the total number of days during such Bonus Year. Notwithstanding the foregoing, the Company may enter into an agreement with an individual Participant which modifies the foregoing provisions of this Section 6.4 with respect to such individual Participant; provided, however, any such modification of the foregoing provisions of this Section 6.4 in any agreement must specifically reference this Plan and must be approved by the Committee. No general reference to bonuses, incentives, equity compensation or equity incentives, or other compensation in any agreement between a Participant and the Company shall be deemed to be a reference to compensation payable under this Plan, and each Participant agrees to be bound by this interpretation by accepting any benefits under this Plan.

7	Miscellaneous Matters
      7.1 Committee Determination of Payments & Grants. No Cash Bonus shall be considered as approved or earned or shall be paid, and no Restricted Shares shall be considered as approved or earned or shall be granted, unless and until such Cash Bonus or grant of Restricted Shares has been approved by the Committee and the Committee has made the certification required by Section 7.2.
      7.2 Committee Certification of Performance Goals. The Committee shall have complete discretion to determine the COH EBITDA of the Company for each Bonus Year, applying the standards and provisions set forth in this Plan. The Committee shall also have complete discretion to determine the Average Bonus Year Stock Price for each Bonus Year. The Committee shall certify its determinations in this regard by written resolutions shortly after the end of each Bonus Year.
      7.3 Amendment or Termination. The Committee and/or the Board shall have the right to amend or terminate this Plan at any time for any reason. However, notwithstanding the foregoing, if the Committee and/or the Board amend or termination this Plan, such amendment or termination may only be effective for Bonus Years beginning on or after the date of such amendment or termination, and shall not be effective with respect to the Bonus Year during which such amendment or termination was adopted or otherwise effectuated by the Committee and/or the Board. No Participant or other employee shall have any rights to a Cash Bonus or to a grant of Restricted Shares until such Cash Bonus is actually paid or such Restricted Shares are actually granted, except as provided in Sections 5.3 and 6.4. See also Section 1.2 above regarding the automatic termination of the Plan.
      7.4 Intent of Plan Provisions. This Plan is not intended to provide any deferral of vested compensation within the meaning of Code §409A. This Plan is also intended to provide compensation which is performance-based within the meaning of Code §162(m). The Plan shall be interpreted in accordance with these intentions.
      7.5 Withholding on Incentive Payments. All Cash Bonuses paid under the Plan shall be subject to applicable withholding requirements and taxes. All Restricted Shares granted under the Plan shall also be subject to applicable withholding requirements and taxes. Notwithstanding any provision of this Plan or any agreement regarding Restricted Shares granted under this Plan to the contrary, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent to the grant of any Restricted Shares, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a grant of Restricted Shares. The Company may, as set forth in a Restricted Stock Agreement, withhold (or allow a Participant to direct the Company to withhold) Restricted Shares to satisfy applicable withholding requirements. To the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Restricted Shares shall be deemed a subsequent transaction which is automatically approved with each and every original grant of Restricted Shares pursuant to this Plan.
      7.6 No Rights to Employment. Neither the establishment of, nor the maintenance of, this Plan shall confer on any employee or Participant any rights to continued employment with the Company.
      7.7 Committee Administrative Powers. The Committee shall have complete and absolute discretion to interpret this Plan, and all terms and provisions hereof, including, without limitation, the power to construe and interpret the Plan and to determine all questions that shall arise thereunder, and to determine the benefit of the Plan to which any Participant may be entitled. All employees of the Company and all Participants in this Plan shall be bound by any determinations made by the Company regarding this Plan.
      7.8 Governing Law. This Plan shall be governed by the laws of the State of Georgia.

Exhibit A
Participation Form
Participation Form No.
Lodgian, Inc. Executive Incentive Plan
Participation Form
To:
      In accordance with the provisions of the Lodgian, Inc. Executive Incentive Plan (the “Plan”), you are hereby notified that you have been selected to become a Participant in the Plan. As a Participant, you may become entitled to incentive compensation pursuant to the terms and provisions of the Plan for the Bonus Years noted below:

2006: ☐	2007: ☐	2008: ☐
Your Maximum Annual Cash Bonus Amount shall be:

Your Base Annual Restricted Shares shall be:

Your Bonus Multiplier shall be:

The Company must achieve certain performance goals noted in the Plan for you to receive all or any portion of your Maximum Annual Cash Bonus Amount or all, any portion of, or a multiple of, your Base Annual Restricted Shares. This Participation Form will evidence your participation in the Plan. You should consult the Plan for details concerning the calculation and determination of your potential incentive compensation.
      In witness whereof, we, the undersigned members of the Committee have executed this Participation Form as of this                     day of                     , 20                    .

Committee Member	Committee Member

Committee Member

Exhibit B
LODGIAN, INC.
RESTRICTED STOCK AGREEMENT
(Granted under and pursuant to the terms and provisions of the Lodgian, Inc. Executive Incentive Plan)

Name of Recipient:	[Participant Name]	Award Date:	[Date of Grant]

Number of Award Shares:	[Number of Restricted Shares]
      THIS AGREEMENT (the “Agreement”) is made and entered into effective as of the Award Date noted above by and between Lodgian, Inc. (the “Company”), a Delaware corporation and the Recipient noted above (the “Recipient”).
WITNESSETH:
      WHEREAS, the Company has adopted the Lodgian, Inc. Executive Incentive Plan (the “Plan”); and
      WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the grant to Recipient of a restricted stock award under the Plan of shares of the common stock of the Company (“Common Stock”), and the Company and Recipient wish to confirm herein the terms, conditions, and restrictions of the restricted stock award;
      NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1	Award of Shares
      1.1 Award of Award Shares. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Recipient the number of “Award Shares” noted above, which shall be shares of the common stock of the Company, subject to all terms and provisions of this Agreement. By the execution of this Agreement, the Recipient hereby accepts the Award Shares subject to all terms and provisions of this Agreement.
      1.2 Award Shares held by Custodian. The Recipient hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence the Award Shares to the Secretary of the Company or such other officer of the Company as may be designated by the Committee (the “Custodian”) to be held by the Custodian until any such Award Shares become Vested Award Shares. As Award Shares become Vested Award Shares, and after satisfaction of any required withholding obligations in accordance with Section 1.5 below, the Company shall cause appropriate cancellation of share certificates held by the Custodian in the name of the Recipient and the issuance of new share certificates representing the Vested Award Shares and the delivery thereof directly to the Recipient. The Recipient hereby irrevocably appoints the Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Recipient with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Award Shares to the Company pursuant to this Agreement, in the name, place and stead of Recipient. The term of such appointment shall commence on the Award Date and shall continue until such Award Shares become Vested Award Shares and the issuance of a new share certificate representing such shares directly to the Recipient. During the period that the Custodian holds Award Shares, the Recipient shall be entitled to all rights applicable to shares of common stock of the Company not so held; provided, however, in the event the number of shares of common stock is increased or reduced by changing par value, split-up, stock split, reverse stock split, reclassification, merger, reorganization, consolidation, or otherwise, and in the event of any distribution of common stock or other securities of the Company in respect of such Award Shares, Recipient agrees that any certificate representing shares of common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Custodian and shall be subject to all of the provisions of this Agreement as if initially subject hereto ab initio.

      1.3 Vesting of Award Shares. Recipient shall become vested in a percentage of the Award Shares shown below based upon the Continuous Service (as defined below) of the Recipient from the Award Date of the Award Shares (as noted hereon):

Vesting Schedule:

Percentage Vested:	Continuous Service from Award Date:

0%	Less than 1 year

33 1/3%	At least 1 year, but less than 2 years

66 2/3%	At least 2 years, but less than 3 years

100%	At least 3 years
If the above calculation of vested Shares would result in a fraction, any fraction will be rounded to zero. For purposes of this Agreement, “Continuous Service” means a period of continuous performance of services by Recipient for the Company or an affiliated company, as determined by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, in the event that the Recipient incurs a Qualifying Termination (as defined in the Plan), all Award Shares shall immediately become fully vested, and the Committee may, in its sole and absolute discretion, accelerate the vesting of the Award Shares in whole or in part at any time for any reason. The Award Shares which have become vested pursuant to the Vesting Schedule or by virtue of such acceleration are herein referred to as the “Vested Award Shares” and all Award Shares which are not Vested Award Shares are sometimes herein referred to as the “Unvested Award Shares.”
      1.4 Tax Consequences. For purposes of this Agreement, a “Code §83(b) Election” shall mean the election available to the recipient of property transferred in connection with the performance of services to include in gross income under Section 83(b) of the Internal Revenue Code of 1986, as amended (The “Code”) the excess of the fair market value of the property transferred determined as of the time of transfer over the amount (if any) paid for such property as compensation for services. Recipient represents that Recipient has been advised by the Company to consult with, and has fully consulted with, Recipient’s own tax consultants regarding his making a Code §83(b) Election with respect to the Award Shares, and the resulting impact on Recipient’s personal tax situation, prior to entering into this agreement and that Recipient is not relying on the Company for any tax or investment advice. Recipient understands that Recipient may suffer adverse tax consequences as a result of Recipient’s receipt and disposition of the Shares. Recipient understands that Recipient may or may not make a Code §83(b) Election with respect to the Award Shares, but that Recipient shall be subject to the withholding provisions of Section 1.5 below based upon the choice of Recipient regarding such Code §83(b) Election and the choice of Recipient regarding the time and manner that withholding obligations shall be satisfied.
      1.5 Withholding on Award Shares. Recipient hereby agrees that, in consideration for the grant of the Award Shares, the following federal and state income tax withholding provisions shall apply:

(a) Code §83(b) Election Made by Recipient. If the Recipient makes a Code §83(b) Election with respect to the Award Shares, then, in order not to forfeit Award Shares, the Recipient must deliver to the Company, within the ten (10) day period commencing on the Award Date noted above, a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of such Code §83(b) Election. If the Recipient does not timely make such payment, the Award Shares shall be immediately forfeited by the Participant, and any amounts which must be paid by the Company for any required withholding or other tax obligations imposed on the Company by reason of such Code §83(b) Election shall be paid by the Recipient by directly withholding all such amounts as quickly as possible consistent with applicable law from any other compensation payable to the Recipient on or after the date of such Code §83(b) Election. The Recipient hereby agrees to the withholding by the Company outlined in the preceding sentence, and authorizes and directs that such withholding from the Recipient’s compensation be made if such sentence is applicable.

(b) Code §83(b) Election Not Made by Recipient. If the Recipient does not make a Code §83(b) Election with respect to the Award Shares, then the Recipient shall be entitled to elect one (or, at the discretion of the Committee, a combination) of the following methods of satisfying the Company’s withholding obligations:

(1) Direct Payment on or prior to Substantial Vesting Event. The Recipient may, on or before the date of occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83, deliver to the Company cash and/or a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of such Award Shares.

(2) Return of Vested Award Shares upon Substantial Vesting Event. The Recipient may, as of the close of business on the business day which is coincident with or which immediately follows the occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83, allow the Company to repurchase from the Recipient the smallest whole number of Vested Award Shares which, when multiplied by the fair market value of the Common Stock on such business date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Award Shares. If the Recipient elects this method of satisfying withholding obligations, the Recipient acknowledges and understands that any Vested Award Shares repurchased from the Recipient may result in tax consequences to the Recipient.

(3) Incremental Withholding over Likely Vesting Period. The Recipient may, beginning as of the Award Date, allow the Company to withholding from future compensation payments to the Recipient substantially equal amounts such that the aggregate of such amounts shall, as of the next likely date of occurrence of an event pursuant to which any such Award Shares shall become “substantially vested” within the meaning of Code §83, be sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Award Shares. If the Recipient elects this method of satisfying withholding obligations, the Recipient acknowledges and understands that:

(i) The Company shall have complete discretion to determine how much and when amounts shall be withheld;

(ii) Amounts withheld may be immediately paid to the appropriate tax authority as a prepayment of the withholding obligations, or may be held by the Company until such time as the withholding obligations become due, in the sole and complete discretion of the Company;

(iii) No interest or earnings shall accrue based on such incremental withholding; and

(iv) In the event that the vesting of Award Shares should occur earlier than forecasted in determining the substantially equal amounts to be withheld from the Recipient’s future compensation payments, the Recipient may nonetheless be required to deliver to the Company a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of such Award Shares.
The Recipient’s election of a method of withholding under this Section 1.5 must be made prior to the date of occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83; provided, however, (1) the Participant’s election of the method specified in Section 1.5(b)(3) above must be made within thirty (30) days of the Award Date, and (2) if the Recipient is required to file beneficial ownership reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Participant’s election of the method specified in Section 1.5(b)(2) must be made either (A) at least six months prior to the date of vesting of any of such Award Shares, or (B) prior to the date of vesting of any of such Award Shares and in any ten-day period beginning on the third day following the release of the Company’s quarterly or annual summary statement of sales and earnings. The Recipient’s election of a method of withholding under this Section 1.5 shall, once made, be irrevocable. Notwithstanding the above, if, for any reason, withholding or other tax obligations (whether federal, state or local) are imposed upon the Company by reason of the grant of the Award Shares or their becoming substantially vested, the Company shall have the power and the right to deduct or withhold, or require the Recipient to remit to the Company as a condition precedent to immediate forfeiture of the Award Shares, an amount sufficient to satisfy such withholding or other tax obligations (whether federal, state or local), and, in this regard, the Company may offer the Recipient various alternatives for satisfying such obligations. Upon receipt of payment in full of all withholding tax obligations, the Company shall cause a certificate representing the Award Shares which are the Vested Award Shares to be issued and delivered to the Recipient.
      1.6 Rights as Stockholder. Recipient shall have no rights as a stockholder with respect to any Award Shares until a stock certificate for the shares is issued in Recipient’s name and held by the Custodian.

2	Restrictions on, & Forfeiture of, Unvested Award Shares
      2.1 Forfeiture upon Termination of Employment. Notwithstanding anything to the contrary herein, upon the Recipient’s termination of employment with the Company for any reason, all Unvested Award Shares shall be forfeited, effective upon the date of such termination of employment. The preceding sentence shall not be effectuated until any vesting required by reason of a Qualifying Termination pursuant to Section 1.3 shall have occurred.
      2.2 Restrictions on Transfer of Unvested Award Shares. None of the Unvested Award Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient, and any attempt to transfer Unvested Award Shares shall be null and void ab initio, unless (1) the Committee expressly authorizes such in writing, or (2) Unvested Award Shares are transferred by the Recipient as a bona fide gift (i) to the spouse, lineal descendant or lineal ascendant, siblings and children by adoption of the Recipient, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of this Restricted Stock Agreement. If Unvested Award Shares are transferred pursuant to (1) or (2) above, the Recipient agrees to notify the Committee at least thirty (30) days prior to such transfer, and the Committee may require that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall reasonably require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth elsewhere herein, and that such transferee is subject to and bound by such restrictions and provisions. The restrictions of this Section 2.2 shall not apply to Vested Award Shares.
      2.3 Dividends & Voting Rights. Recipient shall be entitled to dividends paid or declared on Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name. Recipient shall be entitled to vote all Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name. Recipient shall have no rights whatsoever (dividend, voting or otherwise) with respect to Award Shares which have been forfeited under Section 2.1.

3	General Provisions
      3.1 Change in Capitalization. If the number of outstanding shares of the Common Stock shall be increased or decreased by a change in par value, split-up, stock split, reverse stock split, reclassification, distribution of common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made by the Board of Directors in the number and kind of Vested and Unvested Award Shares, such that Recipient’s proportionate interest in Vested and Unvested Award Shares shall be maintained as before the occurrence of the event. No fractional shares shall be issued in making such adjustment. All adjustments made by the Board of Directors under this Section shall be final, binding, and conclusive.
      3.2 Legends. Each certificate representing the Award Shares shall be endorsed with the following legend:
Shares are Restricted & Subject to Forfeiture

The securities evidenced by this certificate are subject to certain restrictions (including restrictions on transferability) and are subject to forfeiture, all as set forth in a Restricted Stock Agreement dated , a copy of which is available from the Company.

The securities evidenced by this certificate may not be sold, transferred, assigned or hypothecated unless (1) there is an effective registration under the Securities Act of 1933 covering such securities, (2) the transfer is made in compliance with Rule 144 promulgated under such act, or (3) the issuer receives an opinion of counsel, reasonably satisfactory to the Company, stating that such sale, transfer, assignment or hypothecation is exempt from the registration requirements of such act.
      3.3 Removal of Legend. Any legend endorsed on a certificate representing Award Shares pursuant to Section 3.2 above shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Award Shares become Vested Award Shares pursuant to this Agreement.
      3.4 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware.
      3.5 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
      3.6 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
      3.7 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
      3.8 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
      3.9 No Employment Rights Created. Neither the establishment of the Plan nor the award of Award Shares hereunder shall be construed as giving Recipient the right to continued employment with the Company.
      3.10 Capitalized Terms. All capitalized terms used in this Agreement shall have the meanings given to them herein or in the Plan.
      3.11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
      3.12 No Disclosure Duty. The Recipient and the Company acknowledge and agree that neither the Company nor its directors, officers or employees have any duty or obligation to disclose to the Recipient any material information regarding the business of the Company or affecting the value of the Award Shares.
      IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

Company:	Recipient:
Lodgian, Inc.:	[Participant Name]

By:

Its:

Attest:

By:

Its:

Exhibit 1
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE
      The undersigned taxpayer (the “Taxpayer”) hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:
      1. The name, address and taxpayer identification number of the undersigned Taxpayer are as follows:

Name:

Address:

Social Security Number (TIN):
      2. The property with respect to which the election is made is:
                                                                                    shares of common stock of Lodgian, Inc.
      3. The date on which the property was transferred and the taxable year for which this election is made are:

Date on Which Property Was Transferred:

Taxable Year for Which Election is Made:
      4. The property is subject to transferability, forfeiture and other restrictions, all as set forth in a Restricted Stock Agreement between the Taxpayer and Lodgian, Inc.
      5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by is terms will never lapse, of such property is:

$ /Share	X	Shares = $
      6. No amount was paid for such property.
      The undersigned Taxpayer has submitted copies of this statement to Lodgian, Inc., the person for whom the services were performed in connection with the Taxpayer’s receipt of the above-described property. The Taxpayer is the person performing the services in connection with the transfer of said property. The undersigned Taxpayer understands that the foregoing election may NOT be revoked except with the consent of the Commissioner, which will only be granted when the Taxpayer is under a mistake of fact as to the underlying transaction and when made within 60 days of the date such mistake of fact first became known to the Taxpayer.
      The undersigned Taxpayer understands and acknowledges that, for this election to be effective, copies of this completed election form must be filed with the Internal Revenue Service (at the location where the Taxpayer’s income tax return would be filed) not later than 30 days after the date the above-described property was transferred to the Taxpayer, and must also be submitted with the Taxpayer’s federal income tax return for the taxable year in which the above-described property was transferred. A copy of this completed election must also be submitted to Lodgian, Inc., along with full payment of amounts required to be withheld under applicable law, within 10 days after the date the above-described property was transferred to the Taxpayer.

Dated this day of , 20 .

Signature:

Name of Taxpayer:

Exhibit 2
WITHHOLDING ELECTION
WITH RESPECT TO RESTRICTED STOCK GRANTED UNDER
THE LODGIAN, INC. EXECUTIVE INCENTIVE PLAN

TO: Lodgian, Inc. RE: Withholding Election	Restricted Stock Agreement: Restricted Stock Agreement between the Recipient (designated below) and Lodgian, Inc. (the “Company”).

This election relates to the number of shares of common stock of the Company which will vest on the date noted below (the “Vesting Shares”):	Date of Agreement:
Number of Vesting Shares:	Total Number of Restricted Shares subject to Restricted Stock Agreement:

Date of Vesting:

I, the undersigned Recipient, hereby certify that:
     1. My correct name and social security number and my current address are set forth at the end of this document.
     2. I have read and understand the Restricted Stock Agreement and the various methods by which withholding obligations regarding the Vesting Shares subject to the Restricted Stock Agreement may be satisfied.
     3. I do hereby elect the following method of withholding pursuant to Section 1.5 of the Restricted Stock Agreement with respect to any withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of the Vesting Shares (the “Withholding Obligations”), assuming that I have met all requirements under the Plan relative to such election and such election is approved by the Company:

☐	In accordance with Section 1.5(b)(1), I hereby elect to pay to the Company the entire amount of all Withholding Obligations with respect to the Vesting Shares in cash or by check on or before the Date of Vesting.

☐	In accordance with Section 1.5(b)(2), I hereby elect that the entire amount of all Withholding Obligations with respect to the Vesting Shares should be paid by having the Company repurchasing the smallest whole number of the Vested Shares which, when multiplied by the fair market value per share of the common stock of the Company as of the close of business on the business day which is coincident with or immediately follows the Date of Vesting, will be sufficient to satisfy the amount of such Withholding Obligations, and applying all the proceeds from such repurchase to such Withholding Obligations. I further acknowledge and understand that the repurchase by the Company of any Vested Shares may result in tax consequences to me.

☐	In accordance with Section 1.5(b)(3), I hereby elect for the Company to withhold substantially equal amounts from my future compensation so that the total of such amounts shall, as of the Date of Vesting, be designed to be sufficient to satisfy the amount of all Withholding Obligations with respect to the Vesting Shares.
     4. I understand that capitalized terms used in this Notice of Withholding Election without definition herein shall have the meanings given to them in the Restricted Stock Agreement and in the Plan.

Recipient:
Dated this day of , 20

Recipient’s Address:

Printed Name:

Social Security Number: – –

COMMON STOCK PROXY
Lodgian, Inc.
3445 Peachtree Road, N.E.
Suite 700
Atlanta, Georgia 30326
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Edward J. Rohling and Daniel E. Ellis, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of common stock of Lodgian, Inc. held of record by the undersigned on March 10, 2006, at the Annual Meeting of Stockholders to be held on April 27, 2006, or any adjournment or postponement thereof, as designated hereon and in their discretion as to other matters.
     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
     The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” each nominee for director and “FOR” the other Proposal listed below. The proxies will vote the shares represented by this proxy in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment of postponement thereof.
     I PLAN TO ATTEND MEETING      ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1 and “FOR” PROPOSALS 2 and 3.

Proposal 1 —	Election of the following Nominees as Directors:
☐ FOR all Nominees listed below (except as marked to the contrary)                           ☐ WITHHELD For all Nominees listed below
Nominees: Sean F. Armstrong, Russel S. Bernard, Stewart J. Brown, Stephen P. Grathwohl, Dr. Sheryl E. Kimes, Kevin C. McTavish, Edward J. Rohling and Alex R. Lieblong
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above.)

Proposal 2 —	Approval of the Lodgian, Inc. Executive Incentive Plan (Covering the years 2006 – 2008):
☐ FOR                                                      ☐ AGAINST                                                      ☐ ABSTAIN

Proposal 3 —	Ratification of the appointment of Deloitte & Touche LLP as our independent public auditors:
☐ FOR                                                      ☐ AGAINST                                                      ☐ ABSTAIN
     PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Date

Signature

Signature if held jointly

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.